Exhibit 10.1






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                              CREDIT AGREEMENT

                                   AMONG

                        RJR NABISCO HOLDINGS CORP.,

                             RJR NABISCO, INC.

                                    AND

                           BANKERS TRUST COMPANY,
                      THE CHASE MANHATTAN BANK, N.A.,
                               CHEMICAL BANK,
                               CITIBANK, N.A.
                                    AND
                          THE FUJI BANK, LIMITED,

                         AS SENIOR MANAGING AGENTS

                                    AND

                        VARIOUS LENDING INSTITUTIONS



                     ---------------------------------

                         Dated as of April 28, 1995

                     ---------------------------------

                               $2,750,000,000

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                             TABLE OF CONTENTS
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                                                                            Page
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SECTION 1.  Amount and Terms of Credit  . . . . . . . . . . . . . . . . . .   1
     1.01  Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.02  Minimum Amount of Each Borrowing; Maximum Number of
            Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.03  Notice of Borrowing of Committed Loans . . . . . . . . . . . . .   4
     1.04  Competitive Bid Borrowings . . . . . . . . . . . . . . . . . . .   5
     1.05  Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . .   7
     1.06  Notes; Register  . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.07  Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     1.08  Pro Rata Borrowings  . . . . . . . . . . . . . . . . . . . . . .   9
     1.09  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.10  Interest Periods . . . . . . . . . . . . . . . . . . . . . . . .  10
     1.11  Increased Costs, Illegality, etc.  . . . . . . . . . . . . . . .  11
     1.12  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     1.13  Change of Lending Office . . . . . . . . . . . . . . . . . . . .  14
     1.14  Maturity Date Extensions . . . . . . . . . . . . . . . . . . . .  14
     1.15  Replacement of Banks . . . . . . . . . . . . . . . . . . . . . .  15
     1.16  Notice of Certain Costs  . . . . . . . . . . . . . . . . . . . .  16

SECTION 2.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . .  16
     2.01  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . .  16
     2.02  Letter of Credit Requests  . . . . . . . . . . . . . . . . . . .  17
     2.03  Letter of Credit Participations  . . . . . . . . . . . . . . . .  17
     2.04  Agreement to Repay Letter of Credit Drawings . . . . . . . . . .  20
     2.05  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . .  20
     2.06  Indemnification; Nature of Letter of Credit Issuers'
            Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 3.  Fees; Commitments . . . . . . . . . . . . . . . . . . . . . . .  23
     3.01  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     3.02  Voluntary Reduction of Commitments . . . . . . . . . . . . . . .  24
     3.03  Mandatory Reduction of Commitments, etc. . . . . . . . . . . . .  24

SECTION 4.  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.01  Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . .  25
     4.02  Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . .  26

































                                    (i)

                                                                            Page
                                                                            ----

     4.03  Method and Place of Payment  . . . . . . . . . . . . . . . . . .  27
     4.04  Net Payments . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 5.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . .  29
     5.01  Effectiveness; Notes . . . . . . . . . . . . . . . . . . . . . .  29
     5.02  No Default; Representations and Warranties . . . . . . . . . . .  29
     5.03  Officer's Certificate  . . . . . . . . . . . . . . . . . . . . .  29
     5.04  Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . .  30
     5.05  Corporate Proceedings  . . . . . . . . . . . . . . . . . . . . .  30
     5.06  Organizational Documentation, etc. . . . . . . . . . . . . . . .  30
     5.07  Adverse Change, etc. . . . . . . . . . . . . . . . . . . . . . .  30
     5.08  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     5.09  Termination of the Existing Credit Agreements  . . . . . . . . .  31
     5.10  Projections; Pro Forma Balance Sheets  . . . . . . . . . . . . .  31
     5.11  Fees, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 6.  Representations, Warranties and Agreements  . . . . . . . . . .  31
     6.01  Corporate Status . . . . . . . . . . . . . . . . . . . . . . . .  32
     6.02  Corporate Power and Authority  . . . . . . . . . . . . . . . . .  32
     6.03  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     6.04  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     6.05  Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . .  33
     6.06  Governmental Approvals . . . . . . . . . . . . . . . . . . . . .  33
     6.07  Investment Company Act . . . . . . . . . . . . . . . . . . . . .  33
     6.08  True and Complete Disclosure . . . . . . . . . . . . . . . . . .  33
     6.09  Financial Condition; Financial Statements  . . . . . . . . . . .  34
     6.10  Tax Returns and Payments . . . . . . . . . . . . . . . . . . . .  34
     6.11  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . .  35
     6.12  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     6.13  Patents, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .  35
     6.14  Pollution and Other Regulations  . . . . . . . . . . . . . . . .  35
     6.15  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 7.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . .  36
     7.01  Information Covenants  . . . . . . . . . . . . . . . . . . . . .  36
     7.02  Books, Records and Inspections . . . . . . . . . . . . . . . . .  38
     7.03  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     7.04  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . .  39
     7.05  Consolidated Corporate Franchises  . . . . . . . . . . . . . . .  39
     7.06  Compliance with Statutes, etc. . . . . . . . . . . . . . . . . .  39
     7.07  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     7.08  Good Repair  . . . . . . . . . . . . . . . . . . . . . . . . . .  40


































                                    (ii)



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                                                                            Page
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     7.09  End of Fiscal Years; Fiscal Quarters . . . . . . . . . . . . . .  40
     7.10  Competitive Bid Loan Outstandings  . . . . . . . . . . . . . . .  41
     7.11  Existing L/C Cash Collateral Agreement . . . . . . . . . . . . .  41

SECTION 8.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . .  41
     8.01  Changes in Business  . . . . . . . . . . . . . . . . . . . . . .  41
     8.02  Consolidation, Merger, Sale of Assets, etc.  . . . . . . . . . .  41
     8.03  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     8.04  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     8.05  Limitation on Dividends  . . . . . . . . . . . . . . . . . . . .  45
     8.06  Transactions with Affiliates . . . . . . . . . . . . . . . . . .  46
     8.07  Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . .  46
     8.08  Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . .  47
     8.09  Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . .  47
     8.10  Cash Interest Coverage Ratio . . . . . . . . . . . . . . . . . .  48

SECTION 9.  Events of Default . . . . . . . . . . . . . . . . . . . . . . .  48
     9.01  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     9.02  Representations, etc.  . . . . . . . . . . . . . . . . . . . . .  48
     9.03  Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     9.04  Default Under Other Agreements . . . . . . . . . . . . . . . . .  49
     9.05  Bankruptcy, etc. . . . . . . . . . . . . . . . . . . . . . . . .  49
     9.06  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     9.07  Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     9.08  Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 10.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 11.  The Senior Managing Agents . . . . . . . . . . . . . . . . . .  75
     11.01  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     11.02  Delegation of Duties  . . . . . . . . . . . . . . . . . . . . .  76
     11.03  Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . .  76
     11.04  Reliance by Senior Managing Agents  . . . . . . . . . . . . . .  77
     11.05  Notice of Default . . . . . . . . . . . . . . . . . . . . . . .  77
     11.06  Non-Reliance on Senior Managing Agents and Other Banks  . . . .  78
     11.07  Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  78
     11.08  Senior Managing Agent in Its Individual Capacity  . . . . . . .  79
     11.09  Successor Senior Managing Agents  . . . . . . . . . . . . . . .  79

SECTION 12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . .  80
     12.01  Payment of Expenses, etc. . . . . . . . . . . . . . . . . . . .  80
     12.02  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . .  80


































                                   (iii)



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     12.03  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
     12.04  Benefit of Agreement  . . . . . . . . . . . . . . . . . . . . .  81
     12.05  No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . .  84
     12.06  Payments Pro Rata . . . . . . . . . . . . . . . . . . . . . . .  84
     12.07  Calculations; Computations  . . . . . . . . . . . . . . . . . .  84
     12.08  Governing Law; Submission to Jurisdiction; Venue  . . . . . . .  85
     12.09  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .  86
     12.10  Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . .  86
     12.11  Headings Descriptive  . . . . . . . . . . . . . . . . . . . . .  86
     12.12  Amendment or Waiver . . . . . . . . . . . . . . . . . . . . . .  87
     12.13  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     12.14  Domicile of Loans . . . . . . . . . . . . . . . . . . . . . . .  87
     12.15  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .  87
     12.16  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . .  88

SECTION 13.  Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
     13.01  The Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . .  88
     13.02  Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . .  89
     13.03  Nature of Liability . . . . . . . . . . . . . . . . . . . . . .  89
     13.04  Independent Obligation  . . . . . . . . . . . . . . . . . . . .  89
     13.05  Authorization . . . . . . . . . . . . . . . . . . . . . . . . .  89
     13.06  Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
     13.07  Subordination . . . . . . . . . . . . . . . . . . . . . . . . .  90
     13.08  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
     13.09  Limitation on Enforcement . . . . . . . . . . . . . . . . . . .  91

ANNEX I    --         List of Banks and Commitments
ANNEX II   --         Bank Addresses
ANNEX III  --         Existing Letters of Credit
ANNEX IV   --         Certain Litigation
ANNEX V    --         Schedule of Material Subsidiaries
ANNEX VI   --         Existing Liens
ANNEX VII  --         Existing Subsidiary Indebtedness

EXHIBIT A  --         Form of Revolving Note
EXHIBIT B    --       Form of Letter of Credit Request
EXHIBIT C-1  --       Form of Opinion of Assistant General Counsel of the
                      Borrower
EXHIBIT C-2  --       Form of Opinion of White & Case, Special Counsel to
                      the Banks
EXHIBIT D-1  --       Notice of Assignment
EXHIBIT D-2  --       Form of Assignment Agreement
EXHIBIT E    --       Form of Confidentiality Agreement

































                                    (iv)

          CREDIT AGREEMENT, dated as of April 28, 1995, among RJR NABISCO HOLDINGS CORP., a Delaware corporation ("Holdings"), RJR NABISCO, INC., a Delaware corporation (the "Borrower"), and the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                           W I T N E S S E T H :
                           - - - - - - - - - -


WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available the credit facility provided for herein.


NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  Commitments.  (A)  Subject to and upon the terms and
                -----------
conditions herein set forth, each Bank severally agrees to make a loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans:

               (i) shall be made at any time and from time to time on and after the Effective Date and prior to such Bank's Maturity Date;

               (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Reference Rate Loans or Eurodollar Loans, provided that all Revolving Loans made by all
                            --------
          Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type;

               (iii) may be repaid and reborrowed in accordance with the provisions hereof; and

               (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to (A) the product of (x) such Bank's Adjusted Percentage and (y) the sum of
          (I) the aggregate Letter of Credit Outstandings and (II) the
                                                          ---
          aggregate outstanding principal amount of all Swingline Loans then outstanding plus (B) the product of (x) such Bank's
                           ----
          Percentage and (y) the aggregate outstanding principal amount of all

          Competitive Bid Loans then outstanding, equals the Commitment of such Bank at such time.

          (B) Subject to and upon the terms and conditions herein set forth, each Swingline Lender severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline
Loans:

               (i)  shall be Reference Rate Loans;

               (ii)  shall have the benefit of the provisions of Section
          1.01(C);

               (iii) shall not exceed in the aggregate at any one time outstanding the Swingline Commitment of such Swingline Lender at such time;

               (iv) shall not exceed in the aggregate for all Swingline Lenders at any one time outstanding, when combined with the aggregate principal amount of all Revolving Loans and Competitive Bid Loans then outstanding and all Letter of Credit Outstandings at such time, the Total Commitment then in effect; and

               (v) may be repaid and reborrowed in accordance with the provisions hereof.

On (x) the Swingline Maturity Date, all Swingline Loans shall be repaid in full and (y) the last Business Day of each calendar quarter, all Swingline Loans shall be repaid in full and may not be reborrowed until the next succeeding Business Day, provided that repayment of the Swingline Loans pursuant to this clause (y) shall not be required to the extent that the aggregate outstanding principal amount of Swingline Loans to be repaid is less than $25,000,000. No Swingline Lender will make a Swingline Loan after it has received written notice from the Required Banks that one or more of the applicable conditions to Credit Events specified in Section 5 are not then satisfied.

          (C) On any Business Day, a Swingline Lender (the "Notifying SL Lender") may, in its sole discretion, give notice to the Banks that all then outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been
                 --------
automatically given by each Swingline Lender and each Swingline Lender shall constitute a Notifying SL Lender upon the occurrence of an Event of Default under Section 9.05), in which case a Borrowing of Revolving Loans constituting Reference Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each Bank's
      --- ----

Adjusted Percentage, and the proceeds thereof shall be applied directly to repay all Swingline Lenders for their outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Reference Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Notifying SL Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Bank (other than each Swingline Lender with respect to its Swingline Loans) hereby agrees that it shall forthwith purchase from each Swingline Lender (without recourse or warranty) such assignment of its outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages; provided,
                                                                --------
that all interest payable on such Swingline Loans shall be for the account of the Swingline Lenders until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Bank purchasing same from and after such date of purchase.

          (D) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees that the Borrower may incur a loan or loans (each a "Competitive Bid Loan" and, collectively, the "Competitive Bid Loans") pursuant to a Competitive Bid Borrowing from time to time on and after the Initial Borrowing Date and prior to the date which is the third Business Day preceding the date which is 14 days prior to the Facility Maturity Date; provided, that after giving effect to any
                        --------
Competitive Bid Borrowing and the use of the proceeds thereof, the aggregate outstanding principal amount of Competitive Bid Loans when combined with the aggregate outstanding principal amount of all Revolving Loans and Swingline Loans then outstanding and the aggregate Letter of Credit Outstandings at such time shall not exceed the Total Commitment at such time. Within the foregoing limits and subject to the conditions set out in Section 1.04, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.

          1.02  Minimum Amount of Each Borrowing; Maximum Number of
                ---------------------------------------------------
Borrowings.  The aggregate principal amount of each Borrowing of Committed
----------
Loans shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 1.01(C)). More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than
          --------
twenty Borrowings of Eurodollar Loans under this Agreement.

          1.03  Notice of Borrowing of Committed Loans.  (a)  Whenever the
                --------------------------------------
Borrower desires to incur Revolving Loans hereunder (other than Mandatory Borrowings), it shall give the Payments Administrator at the Payments Administrator's Office (x) prior to 11:00 A.M. (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Loans constituting Eurodollar Loans and (y) prior to 11:00 A.M. (New York time) at least one Business Day's prior written notice (or telephonic notice promptly con-firmed in writing) of each Borrowing of Revolving Loans constituting Reference Rate Loans. Each such notice (each, together with each notice of a Borrowing of Swingline Loans pursuant to Section 1.03(b), a "Notice of Borrowing") shall be irrevocable and shall specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and
(iii) whether the respective Borrowing shall consist of Reference Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Payments Administrator shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Loans, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (b) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Payments Administrator at the Payments Administrator's Office written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 11:00 A.M. (New York time) on the date of such Borrowing. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Payments Administrator shall promptly give each Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans, of such Swingline Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (c) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(C), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

          (d) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Payments Administrator may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice, believed by the Payments Administrator in good faith to be from the Chairman, Chief Financial Officer or Treasurer of the Borrower, or from any other person designated in writing to the Payments Administrator by the Chief Financial Officer or Treasurer of the Borrower as a person entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case the Borrower hereby waives the right to dispute the Payments Administrator's record of the terms of any such telephonic notice.

          1.04  Competitive Bid Borrowings.  (a)  Whenever the Borrower
                --------------------------
desires to incur a Competitive Bid Borrowing, it shall deliver to the Payments Administrator at the Payments Administrator's Office, prior to 11:00 A.M. (New York time) at least three Business Days prior to the date of such proposed Competitive Bid Borrowing, a written notice (a "Notice of Competitive Bid Borrowing"), which notice shall specify in each case
(i) the date (which shall be a Business Day) and the aggregate amount of the proposed Competitive Bid Borrowing, (ii) the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than 14 days after the date of such Competitive Bid Borrowing or later than the earlier to occur of (x) 180 days after the date of such Competitive Bid Borrowing and (y) the third Business Day preceding the Facility Maturity
Date), (iii) the interest payment date or dates relating thereto and
(iv) any other terms to be applicable to such Competitive Bid Borrowing. The Payments Administrator shall promptly notify each Bidder Bank of each such request for a Competitive Bid Borrowing received by it from the Borrower by telecopying to each such Bidder Bank a copy of the related Notice of Competitive Bid Borrowing.

          (b) Each Bidder Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bank in its sole discretion and determined by such Bank independently of each other Bank, by notifying the Payments Administrator (which shall give prompt notice thereof to the Borrower) before 11:00 A.M. (New York time) on the date (the "Reply Date") which is two Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount and maximum amount of each Competitive Bid Loan which such Bank would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(D), exceed such Bank's Commitment), the rate or rates of interest therefor and such Bank's lending office with respect to such Competitive Bid Loan; provided, that if the Payments Administrator
                              --------
in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:30 A.M. (New York time) on the Reply Date. Any Bidder Bank not giving the Payments Administrator the notice specified in the preceding sentence shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing.

          (c) The Borrower shall, in turn, before 12:00 Noon (New York time) on the Reply Date, either:

         (i) cancel such Competitive Bid Borrowing by giving the Payments Administrator notice to such effect, or

        (ii) accept one or more of the offers made by any Bidder Bank or Banks by giving notice (in writing or by telephone confirmed in writing) to the Payments Administrator of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Payments Administrator on behalf of such Bidder Bank for such Competitive Bid Borrowing) to be made by each Bidder Bank as part of such Competitive Bid Borrowing, and reject any remaining offers made by Banks by giving the Payments Administrator notice to that effect; provided, that (x) acceptance of
                                          --------
     offers may only be made on the basis of ascending Absolute Rates commencing with the lowest rate so offered and (y) if offers are made by two or more Bidder Banks at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the Borrower, the Borrower shall then have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum and maximum amounts specified for each such offer), as the Borrower may elect in its sole discretion; provided further, that in no event shall the
                          ----------------
     aggregate principal amount of the Competitive Bid Loans accepted by the Borrower as part of a Competitive Bid Borrowing exceed the amount specified by the Borrower in the related Notice of Competitive Bid Borrowing.

          (d) If the Borrower notifies the Payments Administrator that such Competitive Bid Borrowing is cancelled, the Payments Administrator shall give prompt notice thereof to the Bidder Banks and such Competitive Bid Borrowing shall not be made.

          (e) If the Borrower accepts one or more of the offers made by any Bidder Bank or Banks, the Payments Administrator shall in turn promptly notify (x) each Bidder Bank that has made an offer of the date and aggre-gate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder Bank have been accepted by the Borrower and
(y) each Bidder Bank that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing of the amount of each Competitive Bid Loan to be made by such Bidder Bank.

          (f) On the last Business Day of each calendar quarter, the Payments Administrator shall notify the Banks of the aggregate principal amount of Competitive Bid Loans outstanding at such time.

          1.05  Disbursement of Funds.  (a)  No later than 1:00 P.M. (New
                ---------------------
York time) on the date of each Borrowing (including Mandatory Borrowings), each Bank will make available its pro rata portion, if any, of each
                                  --- ----
Borrowing requested to be made on such date in the manner provided below.

          (b) Each Bank shall make available all amounts it is to fund under any Borrowing in U.S. dollars and immediately available funds to the Payments Administrator at the Payments Administrator's Office and the Payments Administrator will (except in the case of Mandatory Borrowings) make available to the Borrower by depositing to its account at the Payments Administrator's Office the aggregate of the amounts so made available in U.S. dollars and the type of funds received. Unless the Payments Admin-istrator shall have been notified by any Bank prior to the date of any such Borrowing that such Bank does not intend to make available to the Payments Administrator its portion of the Borrowing or Borrowings to be made on such date, the Payments Administrator may assume that such Bank has made such amount available to the Payments Administrator on such date of Borrowing, and the Payments Administrator, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Payments Administrator by such Bank and the Payments Administrator has made available same to the Borrower, the Payments Administrator shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Payments Administrator's demand therefor, the Payments Administrator shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Payments Administrator. The Payments Administrator shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Payments Administrator to the Borrower to the date such corresponding amount is recovered by the Payments Administrator, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.09, for the respective Loans.

          (c) Nothing in this Section 1.05 shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.06  Notes; Register.  (a)  The Borrower's obligation to pay the
                ---------------
principal of, and interest on, the Revolving Loans made by each Bank shall, except as provided in

Sections 1.15 and 12.04, be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

          (b) The Note issued to each Bank shall (i) be payable to the order of such Bank and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iii) mature on such Bank's Maturity Date and (iv) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Reference Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby.

          (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Revolving Loans.

          (d) The Payments Administrator shall maintain at the Payments Administrator's Office a register for the recordation of the names and addresses of the Banks, the Commitments of the Banks from time to time, and the principal amount of the Revolving Loans, Swingline Loans and Competitive Bid Loans owing to each Bank from time to time together with the maturity and interest rates applicable to each such Competitive Bid Loan, and other terms applicable thereto (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          1.07  Conversions.  The Borrower shall have the option to convert
                -----------
on any Business Day all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans of one Type into a Borrowing or Borrowings of another Type; provided, that (i)
                                                         --------
no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) Reference Rate Loans may only be converted into Eurodollar Loans if no Event of Default is in existence on the date of the conversion and (iii) Borrowings resulting from conver-sions pursuant to this Section 1.07 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Payments Administrator at the Payments Administrator's Office prior to 11:00 A.M. (New York time) at least three Business Days' (or one Business Day's in the case of a conversion into Reference Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Type of Revolving Loans to be converted into and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Payments Administrator shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any of its Revolving Loans.

          1.08  Pro Rata Borrowings.  All Borrowings of Revolving Loans
                -------------------
under this Agreement shall be loaned by the Banks pro rata on the basis of
                                                  --- ----
their Percentages; provided that all Borrowings of Revolving Loans made
                   --------
pursuant to a Mandatory Borrowing shall be loaned by the Banks pro rata on
                                                               --- ----
the basis of their Adjusted Percentages. All Borrowings of Swingline Loans shall be loaned by the Swingline Lenders pro rata on the basis of their
                                         --- ----
Swingline Commitments. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.09  Interest.  (a)  The unpaid principal amount of each
                --------
Reference Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Reference Rate Margin plus the Reference Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

          (c) The unpaid principal amount of each Competitive Bid Loan shall bear interest from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration or otherwise) at the rate or rates per annum specified by a Bidder Bank or Banks, as the case may be, pursuant to Section 1.04(b) and accepted by the Borrower pursuant to Section 1.04(c).

          (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the Reference Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Reference Rate Margin; provided, that
                                                         --------
each Eurodollar Loan and Competitive Bid Loan shall bear interest after maturity (whether by acceleration or otherwise) until the end of the Interest Period then applicable thereto at a rate per annum equal to 2% in excess of the rate of interest applicable thereto at maturity.

          (e) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Reference Rate Loan, quarterly in arrears on the 15th day of each January, April, July and October, (ii) in respect of any Competitive Bid Loan, at such times as spec ified in the Notice of Competitive Bid Borrowing relating thereto, (iii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iv) in respect of each Loan (other than a Reference Rate Loan), on any prepayment (on the amount prepaid) and (v) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (f) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (g) The Payments Administrator, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

          1.10  Interest Periods.  At the time the Borrower gives a Notice
                ----------------
of Competitive Bid Borrowing in respect of the making of a Competitive Bid Borrowing or at the time it gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Payments Administrator written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be (x) in the case of a Eurodollar Loan, a one, two, three or six month period and (y) in the case of a Competitive Bid Loan, subject to availability, a period of 14 to 180 days as elected by the Borrower in the related Notice of Competitive Bid Borrowing. Notwithstanding anything to the contrary contained above:

         (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Reference Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

        (ii) if any Interest Period relating to a Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

       (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business

     Day, provided that if any Interest Period in respect of a Eurodollar
          --------
     Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

        (iv) no Interest Period in respect of Eurodollar Loans shall extend beyond the Facility Maturity Date.

Notwithstanding the foregoing, if an Event of Default is in existence at the time any Interest Period in respect of any Eurodollar Loans is to expire, such Eurodollar Loans may not be continued as Eurodollar Loans but instead shall be automatically converted on the last day of such Interest Period into Reference Rate Loans. If upon the expiration of any Interest Period in respect of Eurodollar Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Reference Rate Loans effective as of the expiration date of such current Interest Period.

          1.11  Increased Costs, Illegality, etc.  (a)  In the event that
                ---------------------------------
(x) in the case of clause (i) below, the Majority SMA or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

         (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising on or after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

        (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans or Competitive Bid Loans because of
     (x) any change since the date of this Agreement (or, in the case of any such cost or reduction with respect to any Competitive Bid Loan, since the date of the making of such Competitive Bid Loan) in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting the interbank Eurodollar market; or

       (iii) at any time, that the making or continuance of any Loan (other than Reference Rate Loans) has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or, in the case of a Eurodollar Loan, has become impracticable as a result of a contingency occurring after the date of this Agreement which materi-ally and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Majority SMA, in the case of clause (i) above) shall on such date give notice (if by telephone confirmed in writing) to the Borrower and to the Payments Administrator of such determination (which notice the Payments Administrator shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause
(i) above, Eurodollar Loans shall no longer be available until such time as the Payments Administrator notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Majority SMA no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.11(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan or Competitive Bid Loan is affected by the circumstances described in Section 1.11(a)(ii) (for Eurodollar Loans only) or (iii), the Borrower may (and in the case of a Eurodollar Loan or a Competitive Bid Loan affected pursuant to Section 1.11(a)(iii) shall) either (i) if the affected Eurodollar Loan or Competitive Bid Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Payments Administrator telephonic notice (con-firmed promptly in writing) thereof as promptly as practicable after the Borrower was notified by a Bank pursuant to Section 1.11(a)(ii) or (iii),
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Payments Administrator, require the affected Bank to convert each such Eurodollar Loan into a Reference Rate Loan or (iii) if the affected Competitive Bid Loan is then outstanding, prepay such Competitive Bid Loan in full; provided, that if more than one
                                          --------
Bank is affected in a similar manner at any time, then all such similarly affected Banks must be treated the same pursuant to this Section 1.11(b).

          (c) If after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Bank or its parent with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or its parent's capital or assets as a consequence of such Bank's commitments or obligations hereunder to a level below that which such Bank or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or its parent's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Payments Administrator), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or its parent for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 1.16, release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.11(c) upon receipt of such notice.

          1.12  Compensation.  The Borrower shall compensate each Bank,
                ------------
upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans or Competitive Bid Loans but excluding any loss of anticipated profit with respect to such Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Payments Administrator) a Borrowing of Eurodollar Loans or Competitive Bid Loans accepted by the Borrower in accordance with Section 1.04(c)(ii) does not occur on a date specified therefor in a Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.11); (ii) if any repayment or conversion of any of its Eurodollar Loans or any repayment of Competitive Bid Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans or Competitive Bid Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.11(b). Calculation of all amounts payable to a Bank under this Section
1.12 in respect of Eurodollar Loans shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that

Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar
         --------  -------
Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.12.

          1.13  Change of Lending Office.  Each Bank agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considera-tions of such Bank) to designate another lending office for any Loans affected by such event; provided, that such designation is made on such
                        --------
terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this
Section 1.13 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.11, 2.05 or 4.04.

          1.14  Maturity Date Extensions.  Prior to (but not less than 60
                ------------------------
days nor more than 90 days prior to) the first anniversary of the Measurement Date and prior to (but not less than 60 days nor more than 90 days prior to) each subsequent anniversary of the Measurement Date, the Borrower may make a written request to the Payments Administrator, who shall forward a copy of each such request to each of the Continuing Banks, that the Facility Maturity Date then in effect be extended to the date which is one year after such existing Facility Maturity Date. Such request shall be accompanied by a certificate of an Authorized Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing. If, by the date (a "Response Date") which is 30 days prior to any such anniversary, Continuing Banks holding at least 85% of the Commitments held by Continuing Banks agree thereto in writing, the Facility Maturity Date, and the Maturity Date of each Continuing Bank then consenting, shall be automatically extended to such first anniversary of the then existing Facility Maturity Date. In the event that the Borrower has not obtained the requisite percentage of Continuing Banks to permit an extension by the relevant Response Date, the Borrower may extend the deadline for obtaining such percentage to the 30th day following such Response Date in order to take such actions, including those contemplated by Section 1.15, with respect to any Bank that is a Non-Continuing Bank after giving effect to such Response Date in order to obtain the requisite percentage of Banks constituting Continuing Banks to permit such extension. The Payments Administrator shall notify the Borrower and each Bank of the effectiveness of any such extension. No Bank shall be obligated to grant any extensions pursuant to this Section 1.14 and any such extension shall be in the sole discretion of each of them. A Bank's Maturity Date shall not be so extended pursuant to this Section 1.14 for (x) any Bank that is a Non-Continuing Bank at the time such request for extension is made and (y) any Continuing

Bank at the time of such request that has not consented in writing, within the time specified above, to any such request for the extension thereof.

          1.15  Replacement of Banks.  If (w) any Bank becomes a Non-
                --------------------
Continuing Bank, (x) any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) any Bank refuses to give timely consent to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks or (z) any Bank is owed increased costs under Section 1.11, Section 2.05 or Section 4.04 which in the judgment of the Borrower are material in amount and which are not otherwise requested generally by the other Banks, the Borrower shall have the right, if no Event of Default then exists and, in the case of a Bank described in clause
(z) above, such Bank has not withdrawn its request for such compensation or changed its applicable lending office with the effect of eliminating or substantially decreasing (to a level which in the judgment of the Borrower is not material) such increased cost, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Bank") reasonably acceptable to the Majority SMA, provided that (i) at the time of any replacement pursuant to this Section 1.15, the Replacement Bank shall enter into one or more Assignment Agreements pursuant to which the Replacement Bank shall acquire all of the Commitment and outstanding Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (b) an amount equal to such Replaced Bank's Adjusted Percentage of all Unpaid Drawings that have been funded by such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (c) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section
3.01 hereof and (y) the appropriate Letter of Credit Issuer an amount equal to such Replaced Bank's Adjusted Percentage of any Unpaid Drawing not funded by such Replaced Bank, (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank con-currently with such replacement, (iii) the Maturity Date applicable to the Replacement Bank's Commitment shall be the Facility Maturity Date then in effect and (iv) in the event that such Replaced Bank is a party to the 364 DF Credit Agreement, the Borrower shall also take the actions specified in
Section 1.14 of the 364 DF Credit Agreement and replace such Bank as a Bank thereunder. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank.

          1.16  Notice of Certain Costs.  Notwithstanding anything in this
                -----------------------
Agreement to the contrary, to the extent any notice required by Section
1.11 or 2.05 is given by any Bank more than 180 days after the occurrence of the event giving rise to the additional cost, reduction in amounts or other additional amounts of the type described in such Section, such Bank shall not be entitled to compensation under Section 1.11 or Section 2.05, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the Borrower, at any time and from time to time on or after the Initial Borrowing Date and prior to the Facility Maturity Date, may request that a Letter of Credit Issuer issue, for the account of the Borrower and in support of any Permitted Obligations, to replace Existing Letters of Credit or in support of such other obligations of the Borrower and/or any other Non-Nabisco Subsidiaries as are acceptable to the Majority SMA, on an offering and as available basis, an irrevocable standby letter of credit or letters of credit in such form as may be approved by such Letter of Credit Issuer and the Majority SMA.

          (b) Notwithstanding the foregoing (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time would exceed either (x) $800,000,000 or (y) when added to the sum of the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and all Competitive Bid Loans and all Swingline Loans then outstanding, the Adjusted Total Commitment; (ii) each Letter of Credit shall, unless otherwise agreed by the Majority SMA and the Letter of Credit Issuer, have an expiry date occurring no later than one year after the date of issuance thereof, and in no event occurring later than the Business Day next preceding the Facility Maturity Date, except that, in the case of the Existing Letters of Credit, the initial expiry date will be automatically extended for consecutive one year periods (but not later than the Business Day preceding the Facility Maturity Date) unless (I) any of the Letter of Credit Issuers thereof elects, in accordance with the terms of such Existing Letter of Credit, not to permit any such extension, (II) the Borrower elects not to obtain such extension or (III) the Required Banks shall have notified the Payments Administrator (who shall promptly inform the Letter of Credit Issuers thereof) on or prior to the seventy-seventh day preceding any such extension that a Default or Event of Default has occurred and is continuing or would result from the extension of the then outstanding Existing Letters of Credit and, accordingly, that the then expiry date for all the outstanding Existing Letters of Credit shall not be extended, in which case the Letter of Credit Issuers of all then outstanding Existing Letters of Credit shall, and hereby agree to, give notice to the beneficiaries thereof of such nonextension; (iii) each Letter of Credit shall be denominated in U.S. dollars or an Approved Alternate Currency; and (iv) no Letter of Credit shall be issued by a Letter of Credit Issuer after it has received a notice in writing from the

Required Banks that one or more of the applicable conditions specified in
Section 5 are not then satisfied.

          (c) Annex III hereto contains a description of all letters of credit issued pursuant to the Existing Credit Agreements and outstanding on the Effective Date. Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.03(a), on the Initial Borrowing Date.

          2.02  Letter of Credit Requests.  Whenever the Borrower desires
                -------------------------
that a Letter of Credit be issued for its account, it shall give the Payments Administrator and the Letter of Credit Issuer or Letter of Credit Issuers that are to issue same at least five Business Days' (or such lesser number of days as may be agreed to by the relevant Letter of Credit Issuer) written notice thereof. Each notice shall be executed by the Borrower and shall be in the form of Exhibit B attached hereto (each a "Letter of Credit Request"). The Payments Administrator shall promptly transmit copies of each Letter of Credit Request to each Bank.

          2.03  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other Bank (each such other Bank, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each a "participation"), to the extent of such Participant's Adjusted Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor (other than pursuant to the Existing L/C Cash Collateral Agreement) or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Payments Administrator for the ratable account of the Participants as provided in Section 3.01(c) and the Participants shall have no right to receive any portion of any Facing Fees). Upon any change in the Commitments of the Banks pursuant to Section 1.15 or 12.04, the termination of a Commitment of a Non-Continuing Bank or the occurrence of any Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Non-Defaulting Banks, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer issuing same shall have no obligation relative to the Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Payments Administrator and each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Payments Administrator for the account of such Letter of Credit Issuer, the amount of such Participant's Adjusted Percentage of such unreimbursed payment in lawful money of the United States of America and in same day funds; provided, however, that no Participant shall be obligated to pay to the
--------  -------
Payments Administrator for the account of such Letter of Credit Issuer its Adjusted Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If such Letter of Credit Issuer so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Payments Administrator for the account of such Letter of Credit Issuer such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to the Payments Administrator for the account of such Letter of Credit Issuer, such Participant agrees to pay to the Payments Administrator for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon for each day from such date until the date such amount is paid to the Payments Administrator for the account of such Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Payments Administrator for the account of the applicable Letter of Credit Issuer its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Payments Administrator for the account of such Letter of Credit Issuer its Adjusted Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Payments Administrator such other Participant's Adjusted Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Payments Administrator has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to the preceding clause (c), such Letter of Credit Issuer shall pay to the Payments

Administrator and the Payments Administrator shall promptly pay to each Participant which has paid its Adjusted Percentage of such reimbursement obligation, in lawful money of the United States of America and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Payments Administrator for the account of the Letter of Credit Issuers with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or excep-tion whatsoever (except as expressly provided in Section 2.03(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

         (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

        (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Payments Administrator, any Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

       (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

         (v)  the occurrence of any Default or Event of Default; or

        (vi) the failure of any condition precedent set forth in Section 5 hereof to have been satisfied at the time of the issuance of any Letter of Credit unless the applicable Letter of Credit Issuer shall have received a notice in writing to such effect from the Required Banks pursuant to Section 2.01(b)(iv) hereof prior to the issuance of such Letter of Credit.

          2.04  Agreement to Repay Letter of Credit Drawings.  (a)  The
                --------------------------------------------
Borrower hereby agrees to reimburse the respective Letter of Credit Issuer, by making payment to the Payments Administrator in U.S. dollars and immediately available funds at the Payments Administrator's Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, notice given by such Letter of Credit Issuer to the Borrower of such payment (which notice each Letter of Credit Issuer hereby agrees to give promptly after the making of any payment or disbursement under a Letter of Credit), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Letter of Credit Issuer is reimbursed therefor, at a rate per annum which shall be the Applicable Reference Rate Margin plus the Reference Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the second Business Day following any such notice of payment or disbursement), such interest to be payable on demand. Notwithstanding the foregoing, to the extent that a Letter of Credit Issuer of a Letter of Credit denominated in a currency other than U.S. dollars has agreed in writing to such arrangement at the time of the issuance of such Letter of Credit, the Borrower shall reimburse any Drawing thereunder in the currency in which such Letter of Credit is denominated; provided, that (x) if any such Draw-
                                      --------
ing is made at a time when there exists an Event of Default or (y) if such reimbursement is not made by the close of business two Business Days after the Borrower has received notice of such Drawing, then, in either such case, such reimbursement shall instead be made in U.S. dollars and in immediately available funds.

          (b) The Borrower's obligations under this Section 2.04 to reimburse each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) issued by it shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Bank (including in its capacity as a Letter of Credit Issuer or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, that the Borrower shall not be
                              --------
obligated to reimburse the respective Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          2.05  Increased Costs.  If after the date hereof, the adoption of
                ---------------
any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual com-pliance by any Letter of Credit Issuer or any Participant with any request or directive made or adopted after the date hereof (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by such Letter of Credit Issuer, or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or participations therein or any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder in respect of Letters of Credit or participations therein, then, upon demand to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to each Senior Managing Agent), the Borrower shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to each Senior Managing Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be conclusive and binding on the Borrower absent manifest error although the failure to deliver any such certificate shall not, subject to Section 1.16, release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section
2.05 upon receipt of such certificate.

          2.06  Indemnification; Nature of Letter of Credit Issuers'
                ----------------------------------------------------
Duties.  (a)  In addition to its other obligations under this Section 2,
------
the Borrower hereby agrees to protect, indemnify, pay and save each of the Letter of Credit Issuers harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees but excluding those taxes excluded from the definition of Taxes in Section 4.04) that any such Letter of Credit Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of any Letter of Credit Issuer to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

          (b) As between the Borrower and the Letter of Credit Issuers, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Letter of Credit Issuers shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
(vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Letter of Credit Issuers, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Letter of Credit Issuers' rights or powers hereunder.

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Letter of Credit Issuer, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Letter of Credit Issuer under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Letter of Credit Issuers against any and all risks involved in the issuance of the Letters of Credit arising from any present or future Government Acts. The Letter of Credit Issuers shall not, in any way, be liable for any failure by the Letter of Credit Issuers or anyone else to pay any Drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Letter of Credit Issuers.

          (d) Nothing in this Section 2.06 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.04 hereof. The obligations of the Borrower under this Section 2.06 shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Letter of Credit Issuers to enforce any right, power or benefit under this Agreement.

          (e)  Notwithstanding anything to the contrary contained in this
Section 2.06, (i) the Borrower shall have no obligation to indemnify any Letter of Credit Issuer in respect of any liability incurred by such Letter of Credit Issuer arising solely out of the gross negligence or willful misconduct of such Letter of Credit Issuer, as determined by a court of competent jurisdiction and (ii) the Borrower shall have a claim against any Letter of Credit Issuer and such Letter of Credit Issuer shall be liable to the Borrower to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (x) such Letter of Credit Issuer's willful misconduct or gross negligence in determining whether the documents presented under its Letter of Credit complied with the terms of such Letter of Credit or (y) such Letter of Credit Issuer's willful or grossly negligent failure to pay under its Letter of Credit after presentation to it of a drawing certificate and any other documents strictly complying with the terms and conditions of such Letter of Credit.

          SECTION 3.  Fees; Commitments.
                      -----------------

          3.01  Fees.  (a)  The Borrower agrees to pay the Payments
                ----
Administrator a facility fee (the "Facility Fee") for the account of each Non-Defaulting Bank for the period from and including the Measurement Date to but not including the Facility Maturity Date or, if earlier, the date upon which the Total Commitment has been terminated, computed for each day at a rate equal to the Applicable Facility Fee Percentage for such day multiplied by the then Commitment of such Bank. Such Facility Fee shall be due and payable quarterly in arrears on the 15th day of each January, April, July and October and on the date upon which the Total Commitment is terminated.

          (b) The Borrower agrees to pay to the Payments Administrator a utilization fee (the "Utilization Fee") for the account of the Banks pro
                                                                     ---
rata on the basis of their respective Adjusted Percentages, computed for
----
each day during a Utilization Period at a rate equal to the Applicable Utilization Fee Percentage for such day multiplied by the daily average Total Adjusted Utilization Amount for such Utilization Period. Such Utilization Fee shall be due and payable in arrears on the 15th day of each January, April, July and October and on the date upon which the Total Commitment is terminated.

          (c) The Borrower agrees to pay to the Payments Administrator for the account of the Banks pro rata on the basis of their respective Adjusted
                         --- ----
Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee"), computed for each day at a rate equal to the Applicable Eurodollar Margin for such day multiplied by the then Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable quarterly in arrears on the 15th day of each January, April, July and October and on the date upon which the Total Commitment is terminated.

          (d) The Borrower agrees to pay to the Payments Administrator for the account of each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed for each day at a rate equal to the Applicable Facing Fee Percentage for such day multiplied by the average daily Stated Amount of such Letter of Credit. Such Facing Fees shall be due and payable quarterly in arrears on the 15th day of each January, April, July and October and on the date upon which the Total Commitment is terminated.

          (e) The Borrower hereby agrees to pay directly to (i) each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it and (ii) each Letter of Credit Issuer issuing an Existing Letter of Credit the fees and other amounts specified in the accepted fee letter executed by the Borrower and such Letter of Credit Issuer.

          (f) The Borrower shall pay to the Payments Administrator for the account of each Senior Managing Agent and each other Bank the fees specified in the accepted commitment letter, or related fee letter, executed by such Senior Managing Agent or such Bank, as the case may be, when and as due.

          (g)  All computations of Fees shall be made in accordance with
Section 12.07(b).

          3.02  Voluntary Reduction of Commitments.  Upon at least three
                ----------------------------------
Business Days' prior written notice (or telephonic notice confirmed in writing) to the Payments Administrator at the Payments Administrator's Office (which notice the Payments Administrator shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the Total Unutilized Commitment, in part or in whole (or, to the extent that at such time there are no Loans outstanding and no Letter of Credit Outstandings, to terminate the Total Commitment, in whole); provided, that (x) any such termination shall apply to
        --------
proportionately and permanently reduce the Commitment of each of the Banks and (y) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $50,000,000.

          3.03  Mandatory Reduction of Commitments, etc.  (a)  The Total
                ----------------------------------------
Commitment and the Total Swingline Commitment (and the Commitment and Swingline Commitment, if any, of each Bank) shall be terminated on the Commitment Termination Date unless the Initial Borrowing Date has occurred on or before such date.

          (b) On the date which is the earlier of (x) 30 days after any date on which a Change of Control occurs and (y) the date on which any Indebtedness of the Borrower in excess of $100,000,000 individually or $250,000,000 in the aggregate is required to be repurchased as a result of any such Change of Control, the Total Commitment and Total Swingline Commitment shall be reduced to zero.

          (c) The Total Commitment shall be reduced on any date on which an Additional Permitted International Tobacco Sale is consummated by an aggregate amount equal to the aggregate fair market value of the assets and capital stock which are disposed of pursuant to such Additional Permitted International Tobacco Sale. In addition, the Total Commitment shall be reduced on the 180th day following any date on which an Additional Permitted International Tobacco Joint Venture is consummated by an aggregate amount equal to the aggregate fair market value of the assets and capital stock which are disposed of pursuant to such Additional Permitted International Tobacco Joint Venture.

          (d)  The Total Commitment shall terminate on the Facility
Maturity Date.

          (e) The Total Swingline Commitment shall terminate on the Swingline Maturity Date.

          (f) Each Bank's Commitment and Swingline Commitment, if any, shall terminate on such Bank's Maturity Date.

          (g)  Each partial reduction of the Total Commitment pursuant to
Section 3.03 (c) shall apply proportionately to the Commitment of each Bank.

          SECTION 4.  Payments.
                      --------

          4.01  Voluntary Prepayments.  The Borrower shall have the right
                ---------------------
to prepay Revolving Loans and Swingline Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Payments Administrator at the Payments Administrator's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (x) in the case of Revolving Loans, 11:00 A.M. (New York time) one Business Day prior to, or
(y) in the case of Swingline Loans, 11:00 A.M. (New York time) on, the date of such prepayment and shall promptly be transmitted by the Payments Administrator to each of the Banks or Swingline Lenders, as the case may be; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $25,000,000, provided that no partial
                                          --------
prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Loans; and
(iii) each prepayment in respect of any Revolving Loans or Swingline Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving
                                              --- ----
Loans or Swingline Loans, provided that, at the Borrower's election in connection with any prepayment pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Percentage of all Revolving Loans then outstanding. The Borrower shall not have the right to voluntarily prepay any Competitive Bid Loans.

          4.02  Mandatory Prepayments.
                ---------------------

          (A)  Requirements:
               ------------

          (a) If on any date the sum of the outstanding principal amount of Revolving Loans made by Non-Defaulting Banks, Swingline Loans and Competitive Bid Loans and the aggregate amount of Letter of Credit Outstandings (all the foregoing, collectively, the "Aggregate Outstandings") exceeds the Adjusted Total Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans and, after Swingline Loans have been paid in full, Revolving Loans, in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the Aggregate Outstandings exceed the Adjusted Total Commitment then in effect, the Borrower shall pay to the Payments Administrator an amount in cash equal to such excess and the Payments Administrator shall hold such payment as security for the obligations of the Borrower hereunder (including without limitation obligations in respect of Letter of Credit Outstandings) pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Payments Administrator (which shall permit certain investments in cash equivalents satisfactory to the Payments Administrator, until the proceeds are applied to the secured obligations). If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans and the cash collateralization of all Letter of Credit Outstandings as set forth above, the remaining Aggregate Outstandings exceed the Adjusted Total Commitment, the Borrower shall repay on such date the principal of Competitive Bid Loans in an aggregate amount equal to such excess, provided that no Competitive Bid Loan shall be prepaid pursuant to this sentence unless the Bank that made same consents to such prepayment. In addition, the Borrower shall repay the Revolving Loans and Swingline Loans, if any, of each Bank on such Bank's Maturity Date.

          (b) On the date of any reduction to the Total Commitment pursuant to Section 3.03(c) hereof, an amount equal to the aggregate amount of such reduction shall be applied (i) first, to the prepayment of Swingline Loans, and (ii) second, to the extent remaining after the application required by the immediately preceding clause (i), to the prepayment of the outstanding principal amount of Revolving Loans.

          (B)  Application.  With respect to each prepayment of Loans
               -----------
required by this Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that: (i) if any prepayment of Eurodollar Loans made
            --------
pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Loans, such Borrowing shall immediately be converted into Reference Rate Loans; (ii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and
                                         --- ----
(iii) notwithstanding the provisions of the preceding clause (ii), no prepayment made pursuant to Section 4.02(A)(a)

(other than the last sentence thereof) of Revolving Loans shall be applied to the Revolving Loans of any Defaulting Bank. In the absence of a designation by the Borrower as described in the preceding sentence, the Payments Administrator shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.12.

          4.03  Method and Place of Payment.  (a)  Except as otherwise
                ---------------------------
specifically provided herein, all payments under this Agreement shall be made to the Payments Administrator for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payments Administrator's Office, it being understood that written, telex or facsimile notice by the Borrower to the Payments Administrator to make a payment from the funds in the Bor-rower's account at the Payments Administrator's Office shall constitute the making of such payment to the extent of such funds held in such account. The Payments Administrator will thereafter cause to be distributed on the same day (if payment was actually received by the Payments Administrator prior to 2:00 P.M. (New York time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Banks entitled thereto. If and to the extent that any such distribution shall not be so made by the Payments Administrator in full on the same day (if payment was actually received by the Payments Administrator prior to 2:00 P.M. (New York time) on such day), the Payments Administrator shall pay to each Bank its ratable amount thereof and each such Bank shall be entitled to receive from the Payments Administrator, upon demand, interest on such amount at the overnight Federal Funds Rate for each day from the date such amount is paid to the Payments Administrator until the date the Payments Admin-istrator pays such amount to such Bank.

          (b) Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04  Net Payments.  (a)  All payments made by the Borrower
                ------------
hereunder will be made without setoff or counterclaim. The Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan and/or the recording, registration, notarization or other formalization thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan (all such taxes, levies, costs and charges being herein collectively called "Taxes"; provided that Taxes shall
                                                  --------
not include taxes imposed on or measured by the overall net income of that Bank (or any alternative tax imposed generally by any relevant jurisdiction in lieu of a tax on net income) by the United States of America or any political subdivision or taxing authority thereof or therein, taxes imposed under Section 884 of the Code or taxes on or measured by the overall net income (or any alternative tax imposed generally by any relevant jurisdiction in lieu of a tax on net income) of that Bank or any foreign office, branch or subsidiary of that Bank by any foreign country or subdivision thereof in which that Bank or that office, branch or subsidiary is doing business). The Borrower shall also pay such additional amounts equal to increases in taxes payable by that Bank described in the foregoing proviso which increases are attributable to payments made by the Borrower described in the immediately preceding sentence of this Section. Promptly after the date on which payment of any such Tax is due pursuant to applicable law, the Borrower will, at the request of that Bank, furnish to that Bank evidence, in form and substance satisfactory to that Bank, that the Borrower has met its obligation under this Section 4.04. The Borrower will indemnify each Bank against, and reimburse each Bank on demand for, any Taxes, as determined by that Bank in its good faith and reasonable discretion. Such Bank shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section 4.04.

          (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower on or prior to the Measurement Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.15 or Section 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer and such Bank is in compliance with the provisions of this Section 4.04(b)), on the date of such assignment or transfer to such Bank, two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement or any Note. Each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, but that is not a corporation (as such term is defined in Section 7701(a)(3) of the Code) for such purposes, agrees to provide to the Borrower on or prior to the Measurement Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.15 or Section 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer and such Bank is in compliance with the provisions of this Section 4.04(b)), on the date of such assignment to such Bank, two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or successor form). In addition, each such Bank agrees that from time to time after the Measurement Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from United States withholding tax with respect to payments under this Agreement or any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form. Notwithstanding anything to the contrary contained in Section 4.04(a), (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Bor-rower such forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to pay a Bank in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto if such Bank has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 4.04(b).

          SECTION 5.  Conditions Precedent.  The obligation of each Bank to
                      --------------------
make any Loans (other than pursuant to a Mandatory Borrowing) and the obligation of each Letter of Credit Issuer to issue (or in the case of Existing Letters of Credit, to maintain on the Initial Borrowing Date) Letters of Credit, is subject, at the time of the making of each such Loan and/or the issuance (or in the case of Existing Letters of Credit, maintenance on the Initial Borrowing Date) of each such Letter of Credit (except as otherwise hereinafter indicated), to the satisfaction of the following conditions at such time:

          5.01  Effectiveness; Notes.  On the Initial Borrowing Date (and
                --------------------
concurrently with the incurrence of Loans hereunder on such date in the case of clauses (ii) and (iii) below), (i) this Agreement shall have become effective as provided in Section 12.10 and there shall have been delivered to the Payments Administrator for the account of each Bank the appropriate Note or Notes executed by the Borrower in the amount, maturity and as otherwise provided herein, (ii) the Effective Date under, and as defined in, the 364 DF Credit Agreement shall have occurred and (iii) the Initial Borrowing Date under, and as defined in, the Nabisco Credit Agreement shall have occurred.

          5.02  No Default; Representations and Warranties.  At the time of
                ------------------------------------------
each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event.

          5.03  Officer's Certificate.  On the Initial Borrowing Date, the
                ---------------------
Payments Administrator shall have received certificates dated such date signed by an appropriate officer of each of Holdings and the Borrower stating that all of the applicable conditions set forth in Sections 5.02, 5.07(a) and (b) and 5.09 exist as of such date.

          5.04  Opinions of Counsel.  On the Initial Borrowing Date, the
                -------------------
Payments Administrator shall have received an opinion, or opinions, in form and substance satisfactory to each Senior Managing Agent, addressed to each of the Banks and dated the Initial Borrowing Date, from (i) Jo-Ann Ford, Esq., Senior Vice President, Law of Holdings and the Borrower, which opinion shall cover the matters contained in Exhibit C-1 hereto and (ii) White & Case, special counsel to the Banks, which opinion shall cover the matters contained in Exhibit C-2 hereto, together with such other opinions covering such matters as the Senior Managing Agents shall reasonably request, from counsel, and in form and substance, satisfactory to the Senior Managing Agents.

          5.05  Corporate Proceedings.  On the Initial Borrowing Date, all
                ---------------------
corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to each Senior Managing Agent, and the Payments Administrator shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Senior Managing Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.06  Organizational Documentation, etc.  On the Initial
                ----------------------------------
Borrowing Date, the Banks shall have received copies of the Certificate of Incorporation and By-Laws of each Credit Party, certified as true and complete by an appropriate corporate officer or governmental authority.

          5.07  Adverse Change, etc.  (a)  On the Initial Borrowing Date,
                --------------------
(x) nothing shall have occurred which has a material adverse effect on the ability of either Credit Party to perform its obligations to the Banks and
(y) there shall have been no material adverse change in the operations, business, property, assets or financial condition of Holdings and its Subsidiaries taken as a whole from that of Holdings and its Subsidiaries taken as a whole on December 31, 1994. None of the Pro Forma Events shall be deemed such a material adverse change.

          (b) On the Initial Borrowing Date, all governmental and third party approvals in connection with the Refinancing, the transactions contemplated by the Credit Documents and otherwise referred to herein or therein to be completed on or before the Initial Borrowing Date shall have been obtained and remain in effect.

          5.08  Litigation.  On the Initial Borrowing Date, except as set
                ----------
forth in Annex IV hereto, there shall be no actions, suits or proceedings pending or threatened with respect to Holdings or any of its Subsidiaries that (i) are reasonably likely to have a material adverse effect on the business, properties, assets, operations, financial condition or prospects of Holdings and its Subsidiaries taken as a whole or (ii) are reasonably likely to have a material adverse effect on the rights or remedies of the Banks or on the ability of either Credit Party to perform its obligations to the Banks hereunder or under any other Credit Document to which it is a party.

          5.09  Termination of the Existing Credit Agreements.  On the
                ---------------------------------------------
Initial Borrowing Date and concurrently with the incurrence of Loans on such date, the total commitments under the Existing Credit Agreements shall have been terminated, and all loans thereunder shall have been repaid in full, together with interest thereon, and all other amounts owing pursuant to the Existing Credit Agreements shall have been repaid in full (except to the extent the letters of credit issued thereunder remain outstanding hereunder as Existing Letters of Credit) and the Existing Credit Agreements shall have been terminated and be of no further force or effect (except as to indemnities contained therein which survive the termination of the Existing Credit Agreements in accordance with the terms thereof).

          5.10  Projections; Pro Forma Balance Sheets.  On or prior to the
                -------------------------------------
Initial Borrowing Date, the Banks shall have received (i) financial forecasts for Holdings and its Non-Nabisco Subsidiaries and the Borrower and its Subsidiaries that are Non-Nabisco Subsidiaries for the period from January 1, 1995 to and including the initial Facility Maturity Date (the "Projections") and (ii) pro forma consolidated balance sheets of Holdings
                        --- -----
and its Non-Nabisco Subsidiaries and of the Borrower and its Subsidiaries that are Non-Nabisco Subsidiaries as at December 31, 1994, which in each case give effect to the Refinancing and the other transactions contemplated by the Registration Statement. The Projections (and the supporting assumptions and explanations thereto) and pro forma balance sheets shall be
                                          --- -----
in form and substance satisfactory to the Senior Managing Agents.

          5.11  Fees, etc.  On the Initial Borrowing Date, the Borrower
                ----------
shall have paid to each Senior Managing Agent and each Bank all costs, fees and expenses payable to the Senior Managing Agents or the Banks, to the extent then due.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Banks that all of the applicable conditions specified above exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Payments Administrator at the Payments Administrator's Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to each Senior Managing Agent.

          SECTION 6.  Representations, Warranties and Agreements.  In order
                      ------------------------------------------
to induce the Banks to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, each of Holdings and the Borrower makes the following representations and warranties to and agreements with the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date hereof and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date):

          6.01  Corporate Status.  Each of Holdings and each of its
                ----------------
Material Subsidiaries (i) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a material adverse effect on the operations, business, properties, assets or financial condition of Holdings and its Subsidiaries taken as a whole.

          6.02  Corporate Power and Authority.  Each Credit Party has the
                -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms.

          6.03  No Violation.  Neither the execution, delivery and
                ------------
performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (including, without limitation, the Refinancing) (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be incon-sistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, agreement or other instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the charter or By-Laws of Holdings or any of its Subsidiaries.

          6.04  Litigation.  Except as set forth on Annex IV, there are no
                ----------
actions, suits or proceedings pending or threatened with respect to Holdings or any of its

Subsidiaries (i) that are reasonably likely to have a material adverse effect on the business, properties, assets, operations, financial condition or prospects of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries that are Non-Nabisco Subsidiaries taken as a whole or (ii) that are reasonably likely to have a material adverse effect on the rights or remedies of the Banks or on the ability of either Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party.

          6.05  Use of Proceeds; Margin Regulations.  (a)  The proceeds of
                -----------------------------------
all Loans shall be utilized by the Borrower (i) to refinance outstandings under the Existing Credit Agreements and (ii) for general corporate purposes of Holdings and/or its Non-Nabisco Subsidiaries (including, without limitation, payment of fees and expenses in connection with the Refinancing, the refinancing of Indebtedness and financing acquisitions permitted hereunder).

          (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. At the time of each Credit Event, not more than 25% of the value of the assets of the Borrower or Holdings and its Subsidiaries on a consolidated basis subject to the restrictions contained in Sections 8.02 and 8.03 will constitute Margin Stock. Notwithstanding the foregoing provisions of this Section 6.05, no proceeds of any Loan will be utilized to purchase any Margin Stock in a transaction, or as part of a series of transactions, the result of which is the ownership by Holdings and/or its Subsidiaries (including without limitation the Borrower) of 5% or more of the capital stock of a corporation unless the Board of Directors of such corporation has approved such transaction prior to any public announcement of the purchase, or the intent to purchase, any such Margin Stock.

          6.06  Governmental Approvals.  No order, consent, approval,
                ----------------------
license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          6.07  Investment Company Act.  Neither Holdings nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.08  True and Complete Disclosure.  All factual information
                ----------------------------
(taken as a whole) heretofore or contemporaneously furnished by or on behalf of either Credit Party or any of its Subsidiaries in writing to any Senior Managing Agent or any Bank for purposes of or in connection with this Agreement or any transaction contem-plated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Persons in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information contained in such materials were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

          6.09  Financial Condition; Financial Statements.  The
                -----------------------------------------
consolidated balance sheets of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, at December 31, 1992, at December 31, 1993 and at December 31, 1994 and the related consolidated statements of income and cash flows (and retained earnings) for the fiscal years ended as of said dates, which statements have been examined by Deloitte & Touche, independent certified public accountants, who delivered an unqualified opinion in respect thereof, and the pro forma (after giving effect to the
                                    --- -----
Refinancing and related financings) consolidated balance sheets of Holdings and its Non-Nabisco Subsidiaries and of the Borrower and its Subsidiaries that are Non-Nabisco Subsidiaries as at December 31, 1994, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial position of Holdings and the Borrower at the dates of said statements and the results of operations for the periods covered thereby (or, in the case of the pro forma balance sheets, present a good
                                --- -----
faith estimate of the adjusted consolidated pro forma financial condition
                                            --- -----
of Holdings and the Borrower at the date thereof). All such financial statements (other than the aforesaid pro forma balance sheets) have been
                                     --- -----
prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. There has been no material adverse change in the operations, business, property, assets or financial condition of Holdings and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries that are Non-Nabisco Subsidiaries taken as a whole from that of Holdings and its Subsidiaries or the Borrower and its Subsidiaries or the Borrower and its Subsidiaries that are Non-Nabisco Subsidiaries, as the case may be, on December 31, 1994.

          6.10  Tax Returns and Payments.  Each of Holdings and its
                ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. Holdings and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

          6.11  Compliance with ERISA.  Each Plan is in substantial
                ---------------------
compliance with ERISA and the Code; no Reportable Event has occurred with respect to any Plan; no Plan is insolvent or in reorganization, no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of Section 412 of the Code; neither Holdings, any Subsidiary nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the
Code; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code, except to the extent that all events described in the preceding clauses of this Section 6.11 and then in existence would not, in the aggregate, be likely to have a material adverse effect on the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole. With respect to Plans that are multiemployer plans (within the meaning of Section 3(37) of ERISA) and Plans which are not currently maintained or contributed to by Holdings, any Subsidiary or any ERISA Affiliate, the representations and warranties in this Section are made to the best knowledge of Holdings.

          6.12  Subsidiaries.  Annex V hereto lists each Material
                ------------
Subsidiary of Holdings (and the direct and indirect ownership interest of Holdings therein), in each case existing on the Effective Date. All ownership percentages referred to in Annex V are calculated without regard to directors' or nominees' qualifying shares.

          6.13  Patents, etc.  Holdings and each of its Subsidiaries have
                -------------
obtained all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as pre-sently conducted and as proposed to be conducted.

          6.14  Pollution and Other Regulations.  Holdings and each of its
                -------------------------------
Subsidiaries are in material compliance with all material laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety in all domestic jurisdictions in which Holdings and each of its Subsidiaries is presently doing business, and Holdings will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which Holdings or such Subsidiary may then be doing business other than in each case those the non-compliance with which would not have a material adverse effect on the business, assets, properties or financial condition of Holdings and its Subsidiaries taken as a whole.

          6.15  Properties.  Holdings and each of its Subsidiaries have
                ----------
good title to all properties that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted, free and clear of all Liens, other than as permitted by this Agreement.

          SECTION 7.  Affirmative Covenants.  Holdings hereby covenants and
                      ---------------------
agrees that on the Effective Date and thereafter, for so long as this Agreement is in effect and until the Commitments and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          7.01  Information Covenants.  Holdings will furnish to each Bank:
                ---------------------

          (a)  Annual Financial Statements.  Within 100 days after the
               ---------------------------
     close of each fiscal year of Holdings (x) to the extent prepared to comply with SEC requirements, a copy of the SEC Form 10-Ks filed by Holdings and the Borrower with the SEC for such fiscal year, or, if no such Form 10-K was so filed by Holdings and/or the Borrower for such fiscal year, the consolidated balance sheet of Holdings and its Sub-sidiaries and of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of Holdings or any of its Subsidiaries as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (y) the consolidated balance sheet of Holdings and its Non-Nabisco Subsidiaries and of the Borrower and its Subsidiaries that are Non-Nabisco Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, and examined by an independent certified public accountant of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of Holdings or any of its Non-Nabisco Subsidiaries as a going concern.

          (b)  Quarterly Financial Statements.  As soon as available and in
               ------------------------------
     any event within 55 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings (x) to the extent prepared to comply with SEC requirements, a copy of the SEC Form 10-Qs filed by Holdings and the Borrower with the SEC for each such quarterly period, or, if no such Form 10-Q was so filed by Holdings and the Borrower with respect to any such quarterly period, the consolidated condensed balance sheet of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated condensed statements of income for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated condensed statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and (y) the consolidated condensed balance sheet of Holdings and its Non-Nabisco Subsidiaries and of the Borrower and its Subsidiaries that are Non-Nabisco Subsidiaries, as at the end of such quarterly period and the related consolidated condensed statements of income for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated condensed statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated condensed balance sheet, for the last day of the prior fiscal year, all of which shall be certified by the Chief Financial Officer, Controller, Chief Accounting Officer or other Authorized Officer of Holdings or the Borrower, as the case may be, subject to changes resulting from audit and normal year-end audit adjustments.

          (c)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial statements provided for in Section 7.01(a) and (b), a certificate of the Chief Financial Officer, Controller, Chief Accounting Officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.03(h), 8.04(i), 8.05, 8.07, 8.08,
     8.09 and 8.10 as at the end of such fiscal period or year, as the case may be.

          (d)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within three Business Days after any senior financial or legal officer of either Credit Party obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action Holdings proposes to take with respect thereto and (y) any litigation or governmental proceeding pending against or affecting Holdings or any of its Subsidiaries which is likely to have a material adverse effect on the business, properties, assets, financial condition or prospects of Holdings and its Subsidiaries taken as a whole or the ability of either Credit Party to perform its obligations hereunder or under any other Credit Document.

          (e)  Credit Rating Changes.  Promptly after any senior financial
               ---------------------
     or legal officer of either Credit Party obtains knowledge thereof, notice of any change in the Applicable Credit Rating assigned by either Rating Agency.

          (f)  International Tobacco Sales and Joint Ventures.  On the date
               ----------------------------------------------
     of the consummation of any sale or disposition (including through joint venture arrangements) of the assets (other than inventory and equipment to the extent sold or disposed of in the ordinary course of business) of, or the capital stock of entities included in, International Tobacco, a certificate of the Chief Financial Officer of Holdings setting forth the fair market value of the assets and capital stock included in such sale or disposition, and stating whether such sale or disposition was through a joint venture arrangement.

          (g)  Other Information.  Promptly upon transmission thereof,
               -----------------
     copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by Holdings or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Banks), exhibits to any registration statement and any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that Holdings or any of its Subsidiaries shall send to analysts or the holders of any publicly issued debt of Holdings and/or any of its Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as any Senior Managing Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

          7.02  Books, Records and Inspections.  Holdings will, and will
                ------------------------------
cause each of its Subsidiaries to, permit, upon reasonable notice to the Chief Financial Officer, Controller or any other Authorized Officer of the Borrower, officers and designated representatives of any Senior Managing Agent or the Required Banks to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as any Senior Managing Agent or the Required Banks may desire.

          7.03  Insurance.  Holdings will, and will cause each of its
                ---------
Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

          7.04  Payment of Taxes.  Holdings will pay and discharge, and
                ----------------
will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings or any of its Subsidiaries; provided, that neither Holdings nor
                                     --------
any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of Holdings) with respect thereto in accordance with GAAP.

          7.05  Consolidated Corporate Franchises.  Holdings will do, and
                ---------------------------------
will cause each of its Material Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights and authority; provided, that any transaction permitted
                                 --------
by Section 8.02 will not constitute a breach of this Section 7.05.

          7.06  Compliance with Statutes, etc.  Holdings will, and will
                ------------------------------
cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which would not have a material adverse effect on the business, properties, assets or financial condition of Holdings and its Subsidiaries taken as a whole or on the ability of either Credit Party to perform its obligations under any Credit Document to which it is party.

          7.07  ERISA.  As soon as possible and, in any event, within 10
                -----
days after Holdings or any Subsidiary knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Banks a certificate of the Chief Financial Officer, Treasurer or Controller of Holdings setting forth details as to such occurrence and the action, if any, which Holdings, such Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan which has an Unfunded Current Liability has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code, that proceedings may be or have been instituted to terminate a Plan which has an Unfunded Current Liability, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that Holdings, any Subsidiary or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. Upon request of a Bank, Holdings will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any notices received by Holdings or any Subsidiary shall be delivered to the Banks no later than 10 days after the later of the date such notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants (other than notices relating to an individual participant's benefits) or received by Holdings or such Subsidiary.

          7.08  Good Repair.  Holdings will, and will cause each of its
                -----------
Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

          7.09  End of Fiscal Years; Fiscal Quarters.  Holdings will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its and the Borrower's fiscal years to end on December 31 of each year, (ii) each of its and the Borrower's fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year and (iii) each of the Subsidiaries to maintain the accounting periods maintained by such Subsidiary on the Effective Date, consistent with the past practice and procedures of each such Subsidiary; provided that any of the foregoing fiscal or reporting periods may be
--------
changed if (x) Holdings gives the Banks 30 days' prior written notice of such proposed change and (y) prior to effecting such change Holdings and the Majority SMA shall have agreed upon adjustments, if any, to Sections 8.03(h), 8.04(i), 8.05, 8.07, 8.08, 8.09 and 8.10 (and the definitions used therein) the sole purpose of which shall be to give effect to the proposed change in fiscal or accounting periods (it being understood and agreed that to the extent that Holdings and the Majority SMA cannot agree on appropriate adjustments to such Sections (or that no adjustments are necessary), the proposed change may not be effected).

          7.10  Competitive Bid Loan Outstandings.  On the date of the
                ---------------------------------
delivery by the Borrower of any Notice of Borrowing, Notice of Competitive Bid Borrowing or Letter of Credit Request at any time when the Borrower shall have knowledge that a mandatory prepayment is required pursuant to
Section 4.02(A)(a) of this Agreement and, in any event, on the last Business Day of each fiscal quarter of the Borrower, the Borrower will furnish to the Payments Administrator (with an information copy to each of the other Senior Managing Agents) a statement setting forth the aggregate outstanding principal amount of Competitive Bid Loans at such time.

          7.11  Existing L/C Cash Collateral Agreement.  The Borrower will
                --------------------------------------
perform all of its obligations under the Existing L/C Cash Collateral Agreement (including without limitation its obligation to make deposits to the collateral account established under the Existing L/C Cash Collateral Agreement in the amounts and at the times required pursuant to the terms thereof).

          SECTION 8.  Negative Covenants.  Holdings hereby covenants and
                      ------------------
agrees that on the Effective Date and thereafter, for so long as this Agreement is in effect and until the Commitments and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          8.01  Changes in Business.  Except as otherwise permitted by
                -------------------
Section 8.02, Holdings and its Subsidiaries, taken as a whole, will not substantively alter the character of their business from that conducted by Holdings and its Subsidiaries taken as a whole at the Effective Date.

          8.02  Consolidation, Merger, Sale of Assets, etc.  Holdings will
                -------------------------------------------
not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or a substantial part of its property or assets or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a) So long as no Event of Default would result therefrom, the Borrower may merge or consolidate with Holdings or any Wholly-Owned Subsidiary of Holdings, provided that the surviving corporation, if
                             --------
     not the Borrower, executes and delivers agreements assuming the Borrower's obligations under this Agreement and the Notes, which assumption agreements and all related actions and documentation shall be in form and substance satisfactory to the Senior Managing Agents; and

          (b) Any Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, any Person (other than Holdings, unless the Borrower has merged or consolidated with Holdings) and any such Subsidiary may convey, lease, sell or transfer all or any part of its business,
     properties and assets to any such Person, provided, that if any such
                                               --------
     transaction involves a Material Subsidiary, after giving effect to such transaction, no Event of Default would result therefrom.

Notwithstanding anything to the contrary contained above in this Section 8.02, no Restricted Sales shall be permitted.

          8.03  Liens.  Holdings will not, and will not permit any of its
                -----
Non-Nabisco Subsidiaries to, (x) create, incur, assume or suffer to exist any Lien in respect of Indebtedness upon any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any such Non-Nabisco Subsidiary whether now owned or hereafter acquired or (y) assign any right to receive income as security for the payment of Indebtedness, except:

          (a)  Liens created by the Existing L/C Cash Collateral Agreement;

          (b) (i) Liens and assignments under the Salem Facility or under any Replacement Receivables Facility, and (ii) other Liens existing on the Effective Date securing Indebtedness outstanding on the Effective Date in an aggregate principal amount not exceeding $125,000,000 and Liens securing extensions, renewals or refinancings of any of the Indebtedness referred to in this clause (b)(ii) to the extent that any such Indebtedness (x) is not increased from that outstanding at the time of any such extension, renewal or refinancing and (y) is not secured by Liens on any additional assets;

          (c) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry, securing obligations under Permitted Commodities Agreements;

          (d) Liens securing reimbursement obligations of the Borrower and its Subsidiaries that are Non-Nabisco Subsidiaries with respect to (x) trade letters of credit incurred in the ordinary course of business, which are to be repaid in full not more than one year after the date originally incurred to finance the purchase of goods by the Borrower or any of its Subsidiaries that are Non-Nabisco Subsidiaries, provided
                                                                   --------
     that such Liens shall attach only to documents or other property relating to such letters of credit and the products and proceeds thereof and (y) letters of credit incurred in the ordinary course of business in connection with payments of foreign excise taxes in respect of tobacco sales, provided that (i) no such letter of credit
                               --------
     shall have an expiry date later than six months after the date of issuance thereof and (ii) such Liens are granted in the ordinary course of business;

          (e) Liens (x) arising pursuant to purchase money mortgages securing Indebtedness (and any extensions, renewals or refinancings of such Indebtedness to the extent not increasing the outstanding principal amount thereof) representing the purchase price (or financing of the purchase price within 180 days after the respective purchase) of assets acquired after the Effective Date, provided that
                                                            --------
     (i) any such Liens attach only to the assets so purchased and (ii) the Indebtedness (including any such permitted extensions, renewals or refinancings) secured by any such Lien does not exceed 100%, nor is less than 70%, of the purchase price of the property being purchased and (y) existing on specific tangible assets at the time acquired by Holdings or any of its Non-Nabisco Subsidiaries or on assets of a Person at the time such Person first becomes a Subsidiary (together with Liens securing any extensions, renewals or refinancings of the Indebtedness secured thereby to the extent not increasing the outstanding principal amount thereof), provided that (i) any such
                                            --------
     Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by Holdings and/or its Non-Nabisco Subsidiaries, (ii) in the case of any such acquisition of a Person, any such Lien attaches only to a specific tangible asset of such Person and not assets of such Person generally and (iii) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such Lien attaches, determined at the time of the acquisition of such asset or at the time such Person first becomes a Subsidiary, as the case may be;

          (f) The defeasance or cash collateralization of Indebtedness supported on the Effective Date by an Existing Letter of Credit specified in Part B of Annex III (or of guaranties or letters of credit (other than Letters of Credit) supporting such Indebtedness), provided that on or prior to the date of such defeasance or cash
     --------
     collateralization such Existing Letter of Credit (or any Letter of Credit issued in replacement thereof) shall have been terminated and returned to the Letter of Credit Issuers in respect thereof;

          (g) Liens on the assets of International Tobacco located in Germany securing Indebtedness permitted to be incurred pursuant to
     Section 8.04(g)(i); and

          (h) Liens and assignments not otherwise permitted by the forego-ing clauses (a) through (g) securing any Indebtedness of Holdings and/or its Non-Nabisco Subsidiaries provided that the aggregate principal amount of Indebtedness on a consolidated basis secured by Liens permitted by this clause (h) shall not exceed an amount equal to 7-1/2% of Consolidated Net Worth at any time.

          8.04  Indebtedness.  Holdings will not permit any Non-Nabisco
                ------------
Subsidiary (other than the Borrower) to contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) (i) Indebtedness owing by any such Subsidiary to Holdings or any Wholly-Owned Subsidiary of Holdings and (ii) Indebtedness of any such Subsidiary (x) consisting of Contingent Obligations in respect of, or (y) constituting reimbursement obligations under letters of credit issued in support of, obligations of any Subsidiary of Holdings (other than the Borrower) to the extent such other obligations are permitted by this Agreement;

          (b) (i) Indebtedness under the Salem Facility or any Replacement Receivables Facility and (ii) other Existing Debt of such Subsidiaries in an aggregate principal amount not exceeding $500,000,000 and any extensions, renewals or refinancings of any of the Indebtedness referred to in this clause (b)(ii), provided that such Indebtedness is not increased from that outstanding at the time of any such extension, renewal or refinancing;

          (c)  Obligations under letters of credit described in Section
     8.03(d);

          (d) Indebtedness in respect of Permitted Currency Agreements and Permitted Commodities Agreements;

          (e) Obligations of Subsidiaries of the Borrower under letters of credit incurred in the ordinary course of business in connection with the purchase of tobacco or other products or goods for use in the day-to-day operations of the Borrower and its Subsidiaries consistent with the Borrower's past practices or then current industry practices;

          (f)  Indebtedness secured by Liens permitted by Section 8.03(e);

          (g) (i) Indebtedness incurred by International Tobacco with respect to its operations in Germany in an outstanding principal amount not to exceed $175,000,000 at any time and (ii) Indebtedness (and any extensions, renewals or refinancings of such Indebtedness to the extent not increasing the outstanding principal amount thereof) incurred by RJR-MacDonald or any other Canadian Subsidiary of Holdings in an aggregate outstanding principal amount not to exceed $250,000,000 at any time for all such Canadian Subsidiaries;

          (h) Indebtedness of any such Subsidiary in any manner guaranteeing or intended to guarantee, whether directly or indirectly, any leases, dividends or other monetary obligations of any Person in which such Subsidiary has an ownership interest, provided that the
                                                      --------
     aggregate maximum stated or determinable amount (or, if not stated or determinable, the maximum reasonably anticipated liability in respect of such Indebtedness as determined in good faith by such Subsidiary) of all

     Indebtedness permitted pursuant to this clause (h) shall not exceed at any time an amount in excess of $150,000,000; and

          (i) Indebtedness not otherwise permitted by the foregoing clauses (a) through (h), provided that the aggregate outstanding
                              --------
     principal amount of Indebtedness on a consolidated basis incurred pursuant to this clause (i) shall not exceed at any time an amount equal to 7-1/2% of Consolidated Net Worth at such time.

          8.05  Limitation on Dividends.  Holdings will not declare or pay
                -----------------------
any dividends (other than dividends payable solely in its capital stock) or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares but not including any convertible debt), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by Holdings with respect to its capital stock but not including any convertible debt) (all of the foregoing "Dividends"), provided that so long as no Event of Default then exists in the case of
--------
clauses (ii) and (iii):

      (i) Holdings may issue shares of Holdings Common Stock upon the exercise of any warrants or options or upon the conversion or redemption of any convertible or redeemable preferred or preference stock, and in connection with any such exercise, conversion or redemption Holdings may pay cash in lieu of issuing fractional shares of Holdings Common Stock;

     (ii) Holdings may repurchase Holdings Common Stock (and/or options or warrants in respect thereof) pursuant to, and in accordance with the terms of, management and/or employee stock plans;

    (iii) Holdings may declare and pay, or otherwise effect, any other Dividend provided that, at the time it is declared, the aggregate amount of such Dividend, when added to all Dividends theretofore declared pursuant to this clause (iii) after the Effective Date shall not exceed an amount equal to the sum of (x) $1,000,000,000 plus (y) 50% of Cumulative Consolidated Net Income plus (z) the aggregate cash proceeds (net of underwriting discounts and commissions) received by Holdings after the Effective Date from issuances of its equity securities (provided that the aggregate amount of such aggregate net cash proceeds
   --------
  received in any twelve-month period shall be deemed not to exceed $250,000,000 for purposes of this clause (iii)(z)), in each case determined at the time of the declaration thereof, provided that such
                                                     --------
  Dividend is paid within 45 days of the making of such declaration;

     (iv) Holdings may issue and exchange shares of any class or series of its common stock now or hereafter outstanding for shares of any other class or series of its common stock now or hereafter outstanding;

      (v) Holdings may, in connection with any reclassification of its common stock and any exchange permitted by clause (iv) above, pay cash in lieu of issuing fractional shares of any class or series of its common stock; and

     (vi) Holdings may effect the Permitted Series B Exchange Offer.

          8.06  Transactions with Affiliates.  Holdings will not, and will
                ----------------------------
not permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate (other than any Wholly-Owned Subsidiary of Holdings and, in the case of a member of the Nabisco Group, any other member of the Nabisco Group) other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Sub-sidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the foregoing restrictions shall
                         --------
not apply to: (i) customary fees paid to members of the Board of Directors of Holdings and of its Subsidiaries; (ii) the RJRN Agreements; (iii) the Refinancing; and (iv) any transaction with any member of the Nabisco Group if the Board of Directors of Holdings determines in good faith that such transaction is in the best interest of Holdings and/or such Subsidiary, as the case may be.

          8.07  Consolidated Net Worth.  Holdings will not permit
                ----------------------
Consolidated Net Worth at any time during any period listed below to be less than the amount set forth opposite such period below:

             Period                     Amount
             ------                     ------

     Initial Borrowing Date             $7,500,000,000
     to and including
     December 31, 1995


     January 1, 1996                    $7,750,000,000
     to and including
     December 31, 1996

     January 1, 1997                    $8,000,000,000
     to and including
     December 31, 1997

     Thereafter                         $8,250,000,000


          8.08  Fixed Charge Coverage Ratio.  Holdings will not permit the
                ---------------------------
ratio of (i) Adjusted Operating Income to (ii) Consolidated Fixed Charges for any Test Period ending during any period set forth below to be less than the ratio set forth opposite such period below:

             Period                     Ratio
             ------                     -----

     Initial Borrowing Date             1.60:1
     to and including
     December 31, 1995

     January 1, 1996                    1.65:1
     to and including
     December 31, 1996

     January 1, 1997                    1.75:1
     to and including
     December 31, 1997

     Thereafter                         1.80:1

          8.09  Leverage Ratio.  Holdings will not permit the ratio of (i)
                --------------
Adjusted Consolidated Debt to (ii) Adjusted Operating Income for the Test Period last ended at any time during any period set forth below to be more than the ratio set forth opposite such period below:

             Period                     Ratio
             ------                     -----

     Initial Borrowing Date             2.60:1
     to and including
     December 31, 1995

     January 1, 1996                    2.45:1
     to and including
     December 31, 1996

     January 1, 1997                    2.25:1
     to and including
     December 31, 1997

     Thereafter                         2.0:1

          8.10  Cash Interest Coverage Ratio.  Holdings will not permit the
                ----------------------------
ratio of (i) Adjusted Operating Income to (ii) Consolidated Cash Interest Expense for any Test Period ending during any period listed below to be less than the ratio set forth opposite such period below:

             Period                     Ratio
             ------                     -----

     Initial Borrowing Date             3.50:1
     to and including
     December 31, 1995

     Thereafter                         4.00:1


          SECTION 9.  Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each an "Event of Default"):

          9.01  Payments.  The Borrower shall (i) default in the payment
                --------
when due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or any other amounts owing hereunder or under any other Credit Document; or

          9.02  Representations, etc.  Any representation, warranty or
                ---------------------
statement made or deemed made by either Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03  Covenants.  Either Credit Party shall (a) default in the
                ---------
due performance or observance by it of any term, covenant or agreement contained in Section 7.10 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by any Senior Managing Agent or the Required Banks; or

          9.04  Default Under Other Agreements.  (a)  Holdings or any of
                ------------------------------
its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $75,000,000 individually or $150,000,000 in the aggregate, for Holdings and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agree-ment evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice or lapse of time is required, provided that the existence of any Event of Default under this
Section 9.04(a)(ii) with respect to Indebtedness outstanding under the 364 DF Credit Agreement or the Nabisco Credit Agreement shall be determined after giving effect to any notice or lapse of time provided to the Borrower in the 364 DF Credit Agreement or Nabisco in the Nabisco Credit Agreement, as the case may be), any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; or

          9.05  Bankruptcy, etc.  Holdings or any of its Material
                ----------------
Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Material Subsidiaries and the petition is not controverted within 10 days after service of notice of such case on Holdings or such Material Subsidiary, or is not dismissed within 60 days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Material Subsidiaries; or Holdings or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Material Subsidiaries; or there is commenced against Holdings or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

          9.06  ERISA.  (a)  A single-employer plan (as defined in Section
                -----
4001 of ERISA) maintained or contributed to by any Credit Party or any of its Subsidiaries or any ERISA Affiliate shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or shall provide security to induce the issuance of such waiver or extension, (b) any Plan is or shall have been terminated or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA, (c) any Plan shall have an Unfunded Current Liability, (d) Holdings or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a material liability to or on account of a termination of or a withdrawal from a Plan under Section 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA, (e) Holdings or any Subsidiary has incurred after the Effective Date liabilities (after giving effect to any reserves applicable thereto and maintained on the Effective Date) pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) (except in each case solely as a result of a change in estimate or adjustment of liabilities existing on the Effective Date upon the adoption or implementation of Financial Accounting Statement 106), or (f) Holdings or any Subsidiary or any ERISA Affiliate has incurred a liability under Section 409, 502(i) or 502(l) of ERISA or
Section 4971 or 4975 of the Code; and there shall result from any such event or events described in the preceding clauses of this Section 9.06 the imposition of a Lien upon the assets of Holdings or any Subsidiary, the granting of a security interest, or a liability or a material risk of incurring a liability, which Lien, security interest or liability would have a material adverse effect upon the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole; or

          9.07  Guaranty.  The Guaranty or any provision thereof shall
                --------
cease to be in full force or effect, or the Guarantor or any Person acting by or on behalf of the Guarantor shall deny or disaffirm the Guarantor's obligations under the Guaranty or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty; or

          9.08  Judgments.  One or more judgments or decrees shall be
                ---------
entered against Holdings or any of its Material Subsidiaries involving a liability of $75,000,000 or more in the case of any one such judgment or decree and $150,000,000 or more in the aggregate for all such judgments and decrees for Holdings and its Material Subsidiaries (to the extent not paid or fully covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, any Senior Managing Agent shall, upon the written request of the Required Banks, by written notice to Holdings and the Borrower, take any or all of the following actions, without prejudice to the rights of any Senior Managing Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in
                   --------
Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by any Senior Managing Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment and Swingline Commitment, if any, of each Bank shall forthwith terminate immediately and any Facility Fee and Utilization Fee theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 9.05 with respect to the Borrower, it will pay) to the Payments Administrator at the Payments Administrator's Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations for Drawings that may subsequently occur there-under, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.

          Notwithstanding anything contained in the foregoing paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to the preceding paragraph, the Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.12, then Non-Defaulting Banks holding at least 66-2/3% of the Adjusted Total Commitment (which Banks shall include in any event the Majority SMA), by written notice to Holdings and the Borrower, may at their option rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind the Banks to a decision which may be made at the election of the aforesaid percentage of the Banks and are not intended to benefit the Borrower and do not grant the Borrower the right to require the Banks to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

          SECTION 10.  Definitions.  As used herein, the following terms
                       -----------
shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Absolute Rate" shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

          "Additional Permitted International Tobacco Joint Ventures" shall mean any sale or disposition through a joint venture arrangement of the assets (other than inventory and equipment to the extent sold or disposed of in the ordinary course of business) of, or the capital stock of entities included in, International Tobacco that is not otherwise excluded from the definition of Restricted Sales pursuant to clause (iv) of the proviso in such definition.

          "Additional Permitted International Tobacco Sales" shall mean any sale or disposition (excluding through joint venture arrangements) of the assets (other than inventory and equipment to the extent sold or disposed of in the ordinary course of business) of, or the capital stock of entities included in, International Tobacco that is not otherwise excluded from the definition of Restricted Sales pursuant to clause (iv) of the proviso in such definition.

          "Adjusted Consolidated Debt" shall mean the sum (without duplication) of (i) notes payable, (ii) the current maturities of long-term debt, (iii) long-term debt and (iv) all other amounts representing liabilities with respect to pay-in-kind interest to the extent included in "Other Liabilities", all as determined for Holdings and its Non-Nabisco Subsidiaries in accordance with GAAP, it being understood that determina-tions of the amounts specified in clauses (i), (ii), (iii) and (iv) shall
(x) exclude Permitted Grantor Trust Subordinated Debt and (y) otherwise be made on a consistent basis with the methodology utilized by Holdings to determine such amounts on the Effective Date.

          "Adjusted Operating Income" shall mean for any period (x) the consolidated operating income of Holdings and its Non-Nabisco Subsidiaries for such period plus (y) the sum of the consolidated depreciation expense and consolidated amortization expense of Holdings and its Non-Nabisco Subsidiaries for such period, all as determined in accordance with GAAP, it being understood that the determination of the amount specified in clauses
(x) and (y) shall be made on a consistent basis with the methodology utilized by Holdings to determine such amount on the Effective Date, provided that (i) for the purposes of Section 8.08 only, for any Test
--------
Period during which Consolidated Fixed Charges includes cash taxes paid as a result of any extraordinary sale of assets, Adjusted Operating Income shall include a portion of the gross cash proceeds received by Holdings and/or its Non-Nabisco Subsidiaries as a result of such extraordinary sale of assets equal to the percentage of such gross cash proceeds determined by dividing the cash taxes paid during such Test

Period as a result of such sale by the aggregate cash taxes payable as a result of such sale, (ii) for the purposes only of (A) Section 8.09 and (B) to the extent such acquisition resulted in Consolidated Capital Expenditures, Section 8.08, for any Test Period during which any acquisition of any Person or business occurs, Adjusted Operating Income shall give pro forma effect to such acquisition as if it occurred on the
           --- -----
first day of such Test Period and (iii) for the purpose of Sections 8.08,
8.09 and 8.10, for any Test Period during which Holdings or any of its Non-Nabisco Subsidiaries holds any Grantor Trust Interests, Adjusted Operating Income shall exclude any amounts received by Holdings and/or such Subsidiary pursuant to, or in respect of, such Grantor Trust Interests.

          "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and
(ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Commitment at such time by the Adjusted Total Commitment at such time, it being understood that all references herein to Commitments at a time when the Total Commitment has been terminated shall be references to the Commitments in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall change
             --------
upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Loans at such time pursuant to Section 4.02(A)(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Loans plus (ii) the Letter of Credit Outstandings exceeds the Adjusted Total Commitment, (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Loans plus (ii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Commitment and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Loans that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Bank's Commitment at such time.

          "Adjusted Total Commitment" shall mean at any time the Total Commitment less the aggregate Commitments of all Defaulting Banks.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Outstandings" shall have the meaning provided in
Section 4.02(A)(a).

          "Aggregate Borrower Commitments" shall mean at any time the sum of (i) the Total Commitment hereunder plus (ii) the Total 364 DF
                                      ----
Commitment, in each case at such time.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Agreement Percentage" shall mean at any time the percentage obtained by dividing (i) the Total Commitment hereunder at such time by
(ii) the Aggregate Borrower Commitments at such time.

          "Applicable Credit Rating" shall mean the highest rating level (a rating level being, e.g., each of BBB-, BBB and BBB+, in the case of S&P)
                    ----
assigned by each Rating Agency to any of the Long Term Debt Issues of Holdings or the Borrower.

          "Applicable Eurodollar Margin" shall mean, in respect of each Interest Period commencing during a period set forth below, the percentage set forth below opposite such period below:

                                            Applicable
           Period                        Eurodollar Margin
           ------                        -----------------

     NIG Period                              .700%

     Minimum Investment Grade Period         .400%

     Increased Investment Grade Period       .300%

     Maximum Investment Grade Period         .225%

          "Applicable Facility Fee Percentage" shall mean, at any time during a period set forth below, the percentage set forth opposite such period below:

                                          Applicable Facility
           Period                           Fee Percentage
           ------                           --------------

     NIG Period                                 .300%

     Minimum Investment Grade Period            .225%

     Increased Investment Grade Period          .200%

     Maximum Investment Grade Period            .175%


          "Applicable Facing Fee Percentage" shall mean, with respect to any Letter of Credit, such percentage or percentages as may be agreed to by the Borrower and the Letter of Credit Issuer issuing such Letter of Credit at the time of the issuance thereof.

          "Applicable Reference Rate Margin" shall mean, at any time during a period set forth below, the percentage set forth opposite such period below:

                                               Applicable
                                                Reference
          Period                               Rate Margin
          ------                               -----------

     NIG Period                                  .200%

     Minimum Investment Grade Period               0%

     Increased Investment Grade Period             0%

     Maximum Investment Grade Period               0%


          "Applicable Utilization Fee Percentage" shall mean, at any time during a period set forth below, the percentage set forth opposite such period below:

                                             Applicable
                                             Utilization
          Period                            Fee Percentage
          ------                            --------------

     NIG Period                                 .250%

     Minimum Investment Grade Period            .125%

     Increased Investment Grade Period            0%

     Maximum Investment Grade Period              0%


          "Approved Alternate Currency" shall mean Canadian Dollars, Pounds Sterling, Dutch Guilders, Deutsche Marks, Japanese Yen, French Francs, Swiss Francs and Belgian Francs.

          "Assignment Agreement" shall have the meaning provided in Section 12.04(b)(A).

          "Authorized Officer" shall mean any senior officer of Holdings or the Borrower, as the case may be, designated as such in writing to the Senior Managing Agents by Holdings or the Borrower, as the case may be, in each case to the extent acceptable to the Majority SMA.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Bank having notified any Senior Managing Agent and/or the Borrower that it does not intend to comply with its obligations under Section 1.01(A) or 1.01(C) or under Section 2.03(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy Code" shall have the meaning provided in Section
9.05.

          "Base Rate" shall mean, for any day, the average of the publicly announced prime rates, base rates and/or reference rates on such date of BTCo, Chase, Chemical and Citibank.

          "Bidder Bank" shall mean each Bank that has notified in writing (and has not withdrawn such notice) the Payments Administrator that it desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement and shall also include any Person which is the surviving corporation after giving effect to any transaction permitted by Section
8.02 involving the Borrower.

          "Borrowing" shall mean and include (i) the incurrence of Swingline Loans from the Swingline Lenders on a pro rata basis on a given
                                                --- ----
date, (ii) the incurrence of one Type of Loan by the Borrower from all of the Banks on a pro rata basis on a given date (or resulting from
               --- ----
conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Reference Rate Loans incurred pursuant
                      --------
to Section 1.11(b) shall be considered part of any related Borrowing of Eurodollar Loans and (iii) a Competitive Bid Borrowing.

          "BTCo" shall mean Bankers Trust Company and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of Holdings or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "CBABS" shall mean Chemical Bank, Agent Bank Services.

          "Change of Control" shall mean and include (a) at any time Continuing Directors shall not constitute a majority of the Board of Directors of Holdings or the Borrower; and/or (b) any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the Exchange Act) of 30% or more, on a fully diluted basis, of the economic or voting interest in Holdings' capital stock; and/or (c) except to the extent Holdings and the

Borrower have merged, Holdings ceases to own 100% of the common stock of the Borrower.

          "Chase" shall mean The Chase Manhattan Bank, N.A. and any successor corporation thereto by merger, consolidation or otherwise.

          "Chemical" shall mean Chemical Bank and any successor corporation thereto by merger, consolidation or otherwise.

          "Citibank" shall mean Citibank, N.A. and any successor corporation thereto by merger, consolidation or otherwise.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Committed Loans" shall mean Revolving Loans and Swingline Loans.

          "Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto, as the same may be reduced from time to time pursuant to Section 3.02, 3.03, 9 and/or 12.04(b)(A).

          "Commitment Termination Date" shall mean December 31, 1995.

          "Commodities Agreement" shall mean any forward contract, futures contract, option contract or similar agreement or arrangement, in each case intended to protect the Persons entering into same from fluctuations in the price of, or shortage of supply of, commodities.

          "Competitive Bid Borrowing" shall mean a Borrowing of Competitive Bid Loans pursuant to Section 1.04 with respect to which the Borrower has requested that the Banks offer to make Competitive Bid Loans at Absolute Rates.

          "Competitive Bid Loans" shall have the meaning provided in
Section 1.01(D).

          "Computation Date" shall mean the last Business Day of each month and any other date specified in writing by a Letter of Credit Issuer with respect to an Existing Letter of Credit, or any replacement or renewal thereof.

          "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by Holdings and its Non-Nabisco Subsidiaries during that period that, in conformity with GAAP, are or are required to be included as addi-tions during such period to property, plant or equipment reflected in a consolidated balance sheet of Holdings and its Non-Nabisco Subsidiaries, provided that (x) except as set forth in clause (y) below, Consolidated
--------
Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any Person (including through the pur-chase of all of the capital stock or other ownership interests of such Person, or through merger or consolidation with any Person) to the extent allocable to property, plant and equipment that in each case is used in the United States to manufacture and/or distribute tobacco products and (y) Consolidated Capital Expenditures shall in any event exclude expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

          "Consolidated Cash Interest Expense" shall mean, for any period,
(i) consolidated interest expense of Holdings and its Non-Nabisco Subsidiaries, but excluding, however, to the extent included in such consolidated interest expense, (x) non-cash interest expense and
(y) amortization of debt issuance cost plus (ii) cash dividends paid on all preferred stock of Holdings and its Non-Nabisco Subsidiaries during such period, it being understood that the determination of the amounts specified in clauses (i)(x) and (i)(y) shall be made on a consistent basis with the methodology utilized by Holdings to determine such amounts on the Effective Date.

          "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) cash taxes paid during such period, and (iii) Consolidated Capital Expenditures, all as determined on a consolidated basis for Holdings and its Non-Nabisco Subsidiaries in accordance with GAAP, it being understood that the determination of the amounts specified in clause (iii) shall be made on a consistent basis with the methodology utilized by Holdings to determine such amount on the Effective Date.

          "Consolidated Net Worth" shall mean, as at any date of determination, the sum of (x) the stockholders' equity of Holdings and (y) to the extent not included in clause (x) the minority interests attributable to Grantor Trust Interests, all as determined in accordance with GAAP and as would be reflected on a consolidated balance sheet of Holdings and its Non-Nabisco Subsidiaries only prepared as of such date, it being understood that determinations of such amounts shall be made on a consistent basis with the methodology utilized by Holdings to determine such amounts on the Effective Date.

          "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other monetary obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not
         --------  -------
include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the maximum stated or determinable amount of such Contingent Obligation and (y) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Bank" shall mean, at any time, each Bank whose Maturity Date is the Facility Maturity Date.

          "Continuing Director" shall mean, at any date, an individual (x) who is a member of the Board of Directors of Holdings or the Borrower, as the case may be, on the date of this Agreement, (y) who, as at such date, has been a member of such Board of Directors for at least the twelve preceding months, or (z) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

          "Credit Documents" shall mean this Agreement and the Notes.

          "Credit Event" shall mean and include the making of a Loan and/or the issuance of a Letter of Credit.

          "Credit Party" shall mean each of Holdings and the Borrower.

          "Credit Rating" shall mean (i) the Applicable Credit Rating assigned by each Rating Agency, if such Applicable Credit Ratings are the same or (ii) if the Applicable Credit Ratings assigned by the Rating Agen-cies differ, the higher of the Applicable Credit Ratings assigned by the Rating Agencies, provided that in the event the Applicable Credit
                 --------

Rating of any Rating Agency shall be more than one rating level above the Applicable Credit Rating of the other Rating Agency, the Credit Rating shall be one level below the higher Applicable Credit Rating.

          "Cumulative Consolidated Net Income" shall mean, at any time for any determination thereof, the sum of (x)(i) consolidated net income of Holdings and its Non-Nabisco Subsidiaries, determined in accordance with GAAP, for the period (taken as one accounting period) commencing January 1, 1995 and ending on the last day of the last fiscal quarter of Holdings then ended plus (ii) all losses from debt retirement deducted in determining such consolidated net income of Holdings and its Non-Nabisco Subsidiaries for the period referred to in clause (x)(i) above plus (iii) all cash dividends actually received from NHC during such period to the extent not included in clause (x)(i) above minus (y) any amount received by Holdings and/or any of its Subsidiaries pursuant to, or in respect of, Grantor Trust Interests to the extent included in determining consolidated net income for the purpose of clause (x) above.

          "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Persons entering into same against fluctuations in currency values.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividend Notes" shall mean, collectively, (a) the $1,070,000,000 floating rate note issued by Nabisco due December 1, 1996; (b) the $1,470,000,000 fixed rate note issued by Nabisco due December 1, 2001; (c) the $966,000,000 fixed rate note issued by Nabisco due December 1, 2006; and (d) the $1,300,000,000 floating rate note issued by NHC with a remaining balance of approximately $168,000,000, all of which are held by the Borrower or its Wholly-Owned Subsidiary, RJRN Processing, Inc.

          "Dividends" shall have the meaning provided in Section 8.05.

          "Domestic Tobacco" shall mean R.J. Reynolds Tobacco Company, a New Jersey corporation, except for the businesses and operations thereof (and capital stock interests therein) which are included in International Tobacco and the intangibles as used by International Tobacco.

          "Drawing" shall have the meaning provided in Section 2.04(b).

          "Effective Date" shall have the meaning provided in Section
12.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D); provided that Eligible Transferee shall not include any
               --------
Person (or any Affiliate thereof) who competes with Holdings and its Subsidiaries in the tobacco, cookie, cracker, snack food or candy business.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings, a Subsidiary or a Credit Party would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "Eurodollar Loans" shall mean each Revolving Loan bearing interest at the rates provided in Section 1.09(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by each Reference Bank for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that if
                                                       --------
one or more of the Reference Banks fails to provide the Payments Admin-istrator with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Payments Administrator by the other Reference Bank or Banks.

          "Event of Default" shall have the meaning provided in Section 9.

          "Existing Credit Agreements" shall mean, collectively, (i) the Credit Agreement, dated as of December 1, 1991 and (ii) the Credit Agreement, dated as of April 5, 1993, each as in effect on the Effective Date.

          "Existing Debt" shall mean the Indebtedness of Subsidiaries (other than the Borrower) of Holdings outstanding on the Effective Date and set forth in Annex VII.

          "Existing L/C Cash Collateral Agreement" shall mean the Cash Collateral Agreement, dated as of April 28, 1995, among the Borrower, as pledgor, Sumitomo Bank, Limited, New York Branch, The Sanwa Bank Limited, New York Branch and Dai-Ichi Kangyo Bank, Limited, New York Branch, each as a Letter of Credit Issuer, and Sumitomo Bank, Limited, New York Branch, as collateral agent, as amended, modified and/or supplemented from time to time in accordance with the terms thereof.

          "Existing Letter of Credit" shall have the meaning provided in
Section 2.01(c).

          "Facility Fee" shall have the meaning provided in Section
3.01(a).

          "Facility Maturity Date" shall mean the date which is the third anniversary of the Measurement Date, as the same may be extended pursuant to Section 1.14.

          "Facing Fee" shall have the meaning provided in Section 3.01(d).

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Payments Administrator from three Federal Funds brokers of recognized standing selected by the Payments Administrator.

          "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

          "Fuji" shall mean The Fuji Bank, Limited and any successor corporation thereto by merger, consolidation or otherwise.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, shall be made pursuant to Section 12.07(a).

          "Government Acts" shall have the meaning provided in Section
2.06(a).

          "Grantor Trust" shall mean the Person which may be a grantor trust or any other entity but shall not be Holdings or any Subsidiary of Holdings that is a member of the Nabisco Group to whom the Permitted Grantor Trust Subordinated Debt is issued in connection with the Permitted Series B Exchange Offer, it being understood and agreed that the organizational documents of the Grantor Trust shall be satisfactory to the Senior Managing Agents.

          "Grantor Trust Interest" shall mean the shares of any class or series of stock of, or other equity participation interests in, the Grantor Trust.

          "Guarantor" for purposes of Section 13 of this Agreement shall mean Holdings to the extent not merged or consolidated with the Borrower in accordance with Section 8.02.

          "Guaranty" shall mean the guaranty of Holdings set forth in
Section 13, as the same may be supplemented, amended or modified from time to time.

          "Hedging Agreements" shall mean and include Commodities
Agreements, Currency Agreements and Interest Rate Agreements.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement and shall also include any Person which is the surviving corporation after giving effect to any transaction permitted by Section
8.02 involving Holdings.

          "Holdings Common Stock" shall mean the common stock of Holdings.

          "Increased Investment Grade Period" shall mean any period during which the Credit Rating at all times is the Increased Investment Grade Rating.

          "Increased Investment Grade Rating" shall mean the rating assigned by each Rating Agency which is one rating level above the Minimum Investment Grade Rating, it being understood that as of the date of this Agreement the "Increased Investment Grade Rating" of S&P is BBB and the "Increased Investment Grade Rating" of Moody's is Baa2.

          "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such

Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person,
(vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay
                                                        ----
and similar obligations, (vii) all obligations of such Person under Hedging Agreements, (viii) all Contingent Obligations of such Person, and (ix) the outstanding unreimbursed purchase price paid to Salem in respect of the purchase of receivables from it pursuant to the Salem Facility, provided
                                                                --------
that Indebtedness shall not include (x) trade payables and accrued expenses, in each case arising in the ordinary course of business and (y) any obligation of the Borrower or any Subsidiary thereof to purchase tobacco and/or other products, services and produce utilized in its bus-iness pursuant to the RJRN Agreements or agreements entered into in the ordinary course of business on a basis consistent with the Borrower's past practices or then current industry practices and provided further, that (a)
                                                 ----------------
for the purposes of Section 9.04, the amount of Indebtedness represented by any Hedging Agreement shall be at any time the unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked to market basis determined no more than one month prior to such time and (b) for the purposes of determining the Indebtedness permitted to be secured by Section 8.03(h) or outstanding under Section 8.04(i), the amount of Indebtedness included in such determination that is attributable to all Hedging Agreements secured or permitted thereunder, as the case may be, shall be the Net Termination Value, if any, of all such Hedging Agreements.

          "Initial Borrowing Date" shall mean the date on which the initial Credit Event occurs.

          "Interest Period" shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 1.10.

          "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement.

          "International Tobacco" shall mean the international tobacco business managed by R.J. Reynolds Tobacco International, Inc. substantially as it exists on the Effective Date and consisting of (i) the manufacture for export from the United States and the sale outside the United States of tobacco products by Domestic Tobacco and (ii) the manufacture and sale outside the United States of tobacco products by certain Subsidiaries of the Borrower, it being understood and agreed that Puerto Rico shall be deemed to be outside of the United States for the purpose of this definition.

          "Letter of Credit" shall mean each standby letter of credit issued pursuant to Section 2.01.

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

          "Letter of Credit Issuer" shall mean and include each Bank requested by the Borrower to issue Letters of Credit to the extent consented to by such Bank.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in
Section 2.02.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement (other than customary negative pledge clauses) to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" shall mean any Competitive Bid Loan, Revolving Loan or Swingline Loan.

          "Long Term Debt Issues" shall mean, with respect to each of Holdings and the Borrower, each issuance of long-term senior debt of such Person which ranks on a parity, as to payment and security, with the Guaranty or the Loans, as the case may be.

          "Majority SMA" shall mean, at any time, at least one-half in number of the Senior Managing Agents.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(C).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Subsidiary" shall mean and include, at any time, the Borrower and each other Subsidiary of Holdings to the extent that (x) the aggregate book value of the assets of such Subsidiary is equal to or more than $300,000,000 or (y) the revenues of such Subsidiary during its then most recently ended fiscal year were equal to or more than $150,000,000.

          "Maturity Date" shall mean, with respect to each Bank, the date which is the third anniversary of the Measurement Date, as the same may be extended for such Bank pursuant to Section 1.14.

          "Maximum Investment Grade Period" shall mean any period during which the Credit Rating is, or is at any level above, the Maximum
Investment Grade Rating.

          "Maximum Investment Grade Rating" shall mean the rating assigned by each Rating Agency which is one rating level above the Increased Investment Grade Rating, it being understood that as of the date of this Agreement the lowest "Maximum Investment Grade Rating" of S&P is BBB+ and the lowest "Maximum Investment Grade Rating" of Moody's is Baa1.

          "Measurement Date" shall mean the date which is the earlier of
(x) August 1, 1995 and (y) the Initial Borrowing Date.

          "Minimum Borrowing Amount" shall mean (i) with respect to a Borrowing of Revolving Loans, $25,000,000 and (ii) with respect to a Borrowing of Swingline Loans, $5,000,000.

          "Minimum Investment Grade Period" shall mean any period during which the Credit Rating is at all times the Minimum Investment Grade Rating.

          "Minimum Investment Grade Rating" shall mean the lowest rating level established as investment grade by each Rating Agency, it being understood that as of the date of this Agreement the "Minimum Investment Grade Rating" of S&P is BBB- and the "Minimum Investment Grade Rating" of Moody's is Baa3.

          "Moody's" shall mean Moody's Investors Service, Inc., or any successor corporation thereto.

          "Nabisco" shall mean Nabisco, Inc., a New Jersey corporation.

          "Nabisco Biscuit Division" shall mean the portion of the business of NHC and the Subsidiaries of NHC engaged in the manufacture and sale of crackers and cookies in the United States.

          "Nabisco Credit Agreement" shall mean the Credit Agreement of even date herewith among NHC, Nabisco and the lending institutions party thereto, as the same may be modified, supplemented or amended from time to time.

          "Nabisco Group" shall mean NHC and all Persons who are direct and/or indirect subsidiaries of NHC.

          "Net Termination Value" shall mean at any time, with respect to all Hedging Agreements for which a Net Termination Value is being determined, the excess, if positive, of (i) the aggregate of the unrealized net loss position of the Borrower and/or its Subsidiaries under each of such Hedging Agreements on a marked to market basis determined no more than one month prior to such time less
(ii) the aggregate of the unrealized net gain position of the Borrower and/or its Subsidiaries under each of such Hedging Agreements on a marked to market basis determined no more than one month prior to such time.

          "NHC" shall mean Nabisco Holdings Corp. (formerly known as Nabisco Brands, Inc.), a Delaware corporation.

          "NIG Period" shall mean any period during which the Credit Rating is at all times below the Minimum Investment Grade Rating.

          "Non-Continuing Bank" shall mean, at any time, each Bank which is not a Continuing Bank at such time.

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Non-Nabisco Subsidiary" shall mean each Subsidiary of Holdings other than NHC and its Subsidiaries.

          "Note" shall have the meaning provided in Section 1.06(a).

          "Notice of Borrowing" shall have the meaning provided in Section
1.03.

          "Notice of Competitive Bid Borrowing" shall have the meaning provided in Section 1.04.

          "Notice of Conversion" shall have the meaning provided in Section
1.07.

          "Notifying SL Lender" shall have the meaning provided in Section 1.01(C).

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Senior Managing Agent, the Payments Administrator or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Participant" shall have the meaning provided in Section 2.03(a).

          "Payments Administrator" shall mean Chemical, provided, that if
                                                        --------
Chemical shall cease to constitute a Senior Managing Agent hereunder, the remaining Senior

Managing Agents shall have the option to appoint one of such remaining Senior Managing Agents as the Payments Administrator.

          "Payments Administrator's Office" shall mean the office of the Payments Administrator located at 270 Park Avenue, New York, New York 10017, or such other office in New York City as the Payments Administrator may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" shall mean at any time for each Bank, the percentage obtained by dividing such Bank's Commitment by the Total Commitment, provided that at any time when the Total Commitment shall have been
--------
terminated each Bank's Percentage shall be the percentage obtained by dividing such Bank's outstanding Revolving Loans by the aggregate outstanding Revolving Loans.

          "Permitted Commodities Agreement" shall mean any Commodities Agreement entered into in the ordinary course of business by the Borrower and/or any other Non-Nabisco Subsidiaries to the extent consistent with the practices of the Borrower and such Subsidiaries prior to the Effective Date or with then current practices in the industry.

          "Permitted Currency Agreement" shall mean any Currency Agreement entered into in the ordinary course of business by the Borrower or any other Non-Nabisco Subsidiary to an extent consistent with the practices of the Borrower and such Subsidiaries prior to the Effective Date or with then current practices in the industry, provided that no domestic Non-Nabisco
                                   --------
Subsidiary (other than domestic Subsidiaries all or substantially all of the business and operations of which are conducted outside the United States) may be an obligor under or a guarantor of any such Currency Agreements entered into after the Effective Date.

          "Permitted Grantor Trust Subordinated Debt" shall mean subordinated debt of Holdings in an aggregate principal amount not to exceed (x) $1,250,000,000 less (y) the aggregate liquidation value of Holdings Series B 9.25% Cumulative Preferred Stock, par value $.01 per share, outstanding after the Permitted Series B Exchange Offer issued to the Grantor Trust in connection with the Permitted Series B Exchange Offer, all of the terms and conditions of which shall be acceptable to the Senior Managing Agents and which shall provide, in any event, that such subordinated debt shall not mature prior to the date which is at least thirty years after the date of issuance thereof, and may provide that such subordinated debt be subject to customary optional maturity extensions at the option of Holdings and customary grace periods on payments thereunder, and which may not be amended or modified without the consent of the Senior Managing Agents.

          "Permitted Obligations" shall mean and include obligations (i) to pay taxes, (ii) to pay import duties, to post customs bonds and otherwise in connection with customs and trade laws, (iii) to purchase equipment or fixtures and otherwise in connection with capital expenditures, (iv) in connection with the importation or purchase of tobacco or other products or goods for use in the day-to-day operations of the Borrower and its Subsidiaries that are Non-Nabisco Subsidiaries consistent with the Borrower's practices in effect prior to the Effective Date or with then current practices in the industry, (v) to make utility payments, (vi) in connection with worker's compensation obligations or other employee disability obligations, (vii) to provide credit support for any of the foregoing, (viii) in respect of employee loans made in connection with transfers, (ix) to provide credit support for suppliers and distributors in the ordinary course of business and (x) to support Indebtedness supported by Existing Letters of Credit on the Effective Date.

          "Permitted Series B Exchange Offer" shall mean the exchange of Grantor Trust Interests for some or all of Holdings' Series B 9.25% Cumulative Preferred Stock, par value $.01 per share.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribution of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there is an obligation to contribution of), Holdings, a Subsidiary, a Credit Party or an ERISA Affiliate.

          "Pro Forma Events" shall mean, with respect to the financial statements of the Credit Parties, the transactions and events in the Refinancing leading to the adjustments set forth in the pro forma balance sheets to be delivered to the Banks pursuant to Section 5.10(ii).

          "Rating Agency" shall mean each of S&P and Moody's.

          "Reference Banks" shall mean BTCo, Chase, Chemical and Citibank.

          "Reference Rate" shall mean, at any time, the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (y) the Base Rate as in effect from time to time.

          "Reference Rate Loan" shall mean each Revolving Loan or Swingline Loan bearing interest at the rates provided in Section 1.09(a).

          "Refinancing" shall mean (i) the entering into by Holdings and the Borrower, or NHC and Nabisco, as the case may be, of this Agreement, the 364 DF Credit Agreement and the Nabisco Credit Agreement, and the incurrence on the Initial Borrowing Date of Loans hereunder and Loans as defined in the Nabisco Credit Agreement and the application of the proceeds thereof as provided for herein and therein and (ii) the consummation of the Exchange Offer (as defined in the Nabisco Credit Agreement).

          "Register" shall have the meaning provided in Section 1.06(d).

          "Registration Statement" shall mean the Registration Statement on Form S-4, all documents incorporated therein by reference and all amendments and exhibits thereto and related documents filed by Nabisco with the SEC on March 10, 1995, in the form delivered to the Banks as of the Effective Date, as the same may be modified from time to time by amendments filed by Nabisco with the SEC that, in form and substance, are satisfactory to the Senior Managing Agents.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Replacement Receivables Facility" shall mean any receivables purchase facility that replaces or refinances the Salem Facility or any prior Replacement Receivables Facility, together with any liquidity facility relating thereto, to the extent (i) the aggregate amount of available credit to Salem under such facility does not exceed the aggregate amount available to Salem under the Salem Facility or the Replacement Receivables Facility, as the case may be, being replaced or refinanced and
(ii) the Liens created thereunder, and under any related purchase agreements between Salem, on the one hand, and R.J. Reynolds Tobacco Company, on the other hand, do not attach to any assets not subject to the Liens created under the Salem Facility or Replacement Receivables Facility, as the case may be, being replaced or refinanced. References to the Replacement Receivables Facility shall include any liquidity facility relating to the receivables purchase facility referred to in the preceding sentence.

          "Reply Date" shall have the meaning provided in Section 1.04(b).

          "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

          "Required Banks" shall mean at any time either (A) (i) the Majority SMA plus (ii) Non-Defaulting Banks (including any of the Senior Managing Agents) holding more than 50% of the Adjusted Total Commitment (or, if the Total Commitment has been terminated, of the Adjusted Total Commitment as in effect immediately prior to such termination), or (B) Non-Defaulting Banks holding more than 66-2/3% of the Adjusted Total Commitment (or, if the Total Commitment has been terminated, of the Adjusted Total Commitment as in effect immediately prior to such termination).

          "Restricted Sales" shall mean and include the sale or other disposition, whether such sale or disposition is of capital stock or assets, to any Person other than the Borrower or a Wholly-Owned Subsidiary of the Borrower in one or more transactions of all or substantially all or any substantial portion of the assets (other than (i) inventory and equipment to the extent sold or disposed of in the ordinary course of business and (ii) receivables pursuant to the Salem Facility, the Hanover Facility, as defined in the Nabisco Credit Agreement, any Replacement Receivables Facility or any Replacement Receivables Facility, as defined in the Nabisco Credit Agreement) of (x) Domestic Tobacco, (y) International Tobacco and (z) Nabisco Biscuit Division, in each case as constituted on the Effective Date; provided that Restricted Sales shall not include (i)
                    --------
the sale by the Borrower of any of the capital stock it owns of NHC or Nabisco if after giving effect thereto the Borrower continues to (A) directly own no less than 80% on a fully diluted basis of (I) the economic interest in NHC's common stock and (II) the voting interest in NHC's capital stock and (B) directly and/or indirectly own no less than 80% on a fully diluted basis of (I) the economic interest in Nabisco's common stock and (II) the voting interest in Nabisco's capital stock; (ii) the issuance of stock or securities exercisable for or convertible into stock by NHC and/or Nabisco (I) pursuant to any incentive plans or arrangements for directors, officers, key employees and other persons having a unique relationship to NHC and its Subsidiaries or (II) to third parties, provided
                                                                   --------
that after giving effect to any such issuances, the Borrower shall (A) directly own no less than 60% on a fully diluted basis of (I) the economic interest in NHC's common stock and (II) the voting interest in NHC's capital stock and (B) directly and/or indirectly own no less than 60% on a fully diluted basis of (I) the economic interest in Nabisco's common stock and (II) the voting interest in Nabisco's capital stock; (iii) the sale or disposition of any interest in the Nabisco Biscuit Division (other than the capital stock of NHC and/or Nabisco) to any Wholly-Owned Subsidiary of NHC;
(iv) any sale or disposition (including through joint venture arrangements) of the assets of, or the capital stock of entities included in, International Tobacco to the extent that the aggregate fair market value of the assets and capital stock included in all such sales and dispositions do not exceed $2,000,000,000; (v) Additional Permitted International Tobacco Sales; and (vi) Additional Permitted International Tobacco Joint Ventures.

          "Revolving Loan" shall have the meaning provided in Section
1.01(A).

          "RJRN Agreements" shall have the meaning provided such term in the Nabisco Credit Agreement.

          "Salem" shall mean one or more special purpose, Wholly-Owned Subsidiaries of the Borrower engaged exclusively in the business of purchasing and financing domestic trade accounts receivable generated by R.J. Reynolds Tobacco Company.

          "Salem Facility" shall mean a receivables purchase facility among Salem, Corporate Asset Funding Company, Inc., CIESCO L.P., Citibank, N.A. and/or Citicorp North America, Inc., which facility is governed by documentation (including the receivables purchase agreements between Salem and R.J. Reynolds Tobacco Company) in effect on the Effective Date as such documentation may be amended from time to time. References to the Salem Facility shall include any liquidity facility relating to the receivables purchase facility referred to in the preceding sentence.

          "S&P" shall mean Standard & Poor's Ratings Group, or any successor corporation thereto.

          "SEC" shall have the meaning provided in Section 7.01(g).

          "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

          "Senior Managing Agent" shall mean and include BTCo, Chase, Chemical, Citibank and Fuji, and any successor to any thereof appointed pursuant to Section 11.09.

          "Stated Amount" of any Letter of Credit shall mean the maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time and (iii) the Grantor Trust, provided that no
                                                         --------
joint venture owned by RJR Nabisco Cyprus Limited shall constitute a Subsidiary. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Holdings.

          "Swingline Commitment" shall mean for each Swingline Lender, $20,000,000.
-----------

          "Swingline Lender" shall mean and include each of BTCo, Chase, Chemical, Citibank and Fuji, in each case, so long as such entity constitutes a Bank hereunder.

          "Swingline Loans" shall have the meaning provided in Section
1.01(B).

          "Swingline Maturity Date" shall mean the date which is five Business Days prior to the Facility Maturity Date.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Test Period" shall mean for any determination under Section 8.08, 8.09 or 8.10 the four consecutive fiscal quarters of the Borrower then last ended.

          "364 DF Credit Agreement" shall mean the Credit Agreement of even date herewith among Holdings, the Borrower and the lending institutions party thereto relating to commitments aggregating $750,000,000, as the same may be modified, supplemented or amended from time to time.

          "Total Adjusted Utilization Amount" at any time shall mean (i) the Agreement Percentage (determined at such time) multiplied by (ii) an amount equal to (x) the Total Utilization Amount at such time less (y) the aggregate principal amount of all Loans hereunder made by Defaulting Banks and outstanding at such time plus all Loans under, and as defined in, the 364 DF Credit Agreement made by Defaulting Banks (as defined thereunder) and outstanding at such time.

          "Total Commitment" shall mean the sum of the Commitments of each Bank.

          "Total Swingline Commitment" shall mean the sum of the Swingline Commitments of each of the Swingline Lenders, provided that the Total Swingline Commitment shall not at any time exceed the Total Commitment.

          "Total 364 DF Commitment" shall mean the Total Commitment under, and as defined in, the 364 DF Credit Agreement.

          "Total Unutilized Commitment" shall mean the excess of (x) the Total Commitment over (y) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans, Swingline Loans and Competitive Bid Loans and (ii) the Letter of Credit Outstandings.

          "Total Utilization Amount" shall mean at any time the sum of
(i) the aggregate outstanding principal amount of all Loans hereunder at such time plus (ii) all Letter of Credit Outstandings at such time plus
          ----                                                     ----
(iii) the aggregate outstanding principal amount of all Loans under, and as defined in, the 364 DF Credit Agreement at such time.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Reference Rate Loan or
                                    ----
Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by such Plan's actuary in the most recent annual valuation of such Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

          "Unpaid Drawing" shall have the meaning provided in Section
2.04(a).

          "Utilization Fee" shall have the meaning provided in Section
3.01(b).

          "Utilization Period" shall mean each of the following periods to the extent that during such period the average daily Total Utilization Amount exceeds 50% of the average daily Aggregate Borrower Commitments:
(i) the period from and including the Effective Date to and including the 14th day of July 1995, (ii) each successive period of July 15 to and including October 14, October 15 to and including January 14, January 15 to and including April 14 and April 15 to and including July 14 thereafter, and (iii) if the Total Commitment is terminated during any such period, the period from and including the first day of such period to and including the day on which the Total Commitment is terminated.

          "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares is owned directly or indirectly by such Person.

          "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

          SECTION 11.  The Senior Managing Agents.
                       --------------------------

          11.01  Appointment.  Each Bank hereby irrevocably designates and
                 -----------
appoints BTCo, Chase, Chemical, Citibank and Fuji as Senior Managing Agents (such term to include any of the Senior Managing Agents acting as Payments Administrator) of such Bank to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes BTCo, Chase, Chemical, Citibank and Fuji, as the Senior Managing Agents for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the respective Senior Managing Agents by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Senior Managing Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Senior Managing Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Senior Managing Agent. The provisions of this Section 11 are solely for the benefit of the Senior Managing Agents and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof, provided that Holdings shall have the rights
                          --------
granted to it pursuant to Section 11.09. In performing its functions and duties under this Agreement, each Senior Managing Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for either Credit Party. No Managing Agent, Lead Manager, Manager or Co-Manager shall have any duties or obligations in its capacity as such under this Agreement.

          11.02  Delegation of Duties.  Each Senior Managing Agent may
                 --------------------
execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Without limiting the foregoing, Chemical as Payments Administrator may appoint CBABS as its agent to perform the functions of the Payments Administrator hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Banks and to perform such other related functions of the Payments Administrator hereunder as are reasonably incidental to such functions. No Senior Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

          11.03  Exculpatory Provisions.  No Senior Managing Agent nor any
                 ----------------------
of its officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, CBABS in the case of Chemical) shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Holdings, any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Senior Managing Agent under or in connection with, this Agreement or any other Credit Document or for any failure of Holdings or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder. No Senior Managing Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Holdings or any Subsidiary. No Senior Managing Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by any Senior Managing Agent to the Banks or by or on behalf of the Borrower to any Senior Managing Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          11.04  Reliance by Senior Managing Agents.  Each Senior Managing
                 ----------------------------------
Agent and CBABS shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by such Senior Managing Agent. Each Senior Managing Agent and CBABS shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Senior Managing Agent and CBABS shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks (or to the extent specifically provided in Section 12.12, all the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          11.05  Notice of Default.  No Senior Managing Agent shall be
                 -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Senior Managing Agent has received notice from a Bank or the Borrower or

Holdings referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Senior Managing Agent receives such a notice, such Senior Managing Agent shall give prompt notice thereof to the Banks. Each Senior Managing Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided,
                                                                  --------
that, unless and until a Senior Managing Agent shall have received such directions, such Senior Managing Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          11.06  Non-Reliance on Senior Managing Agents and Other Banks.
                 ------------------------------------------------------
Each Bank expressly acknowledges that no Senior Managing Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Senior Managing Agent hereafter taken, including any review of the affairs of Holdings or any Subsidiary, shall be deemed to constitute any representation or warranty by any Senior Managing Agent to any Bank. Each Bank represents to each Senior Managing Agent that it has, independently and without reliance upon any Senior Managing Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and cred-itworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon any Senior Managing Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Payments Administrator hereunder, no Senior Managing Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of Holdings or any Subsidiary which may come into the possession of such Senior Managing Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affil-iates.

          11.07  Indemnification.  The Banks agree to indemnify each Senior
                 ---------------
Managing Agent in its capacity as such ratably according to their aggregate Commitments (or, if the Total Commitment has been terminated, their aggregate Commitments as in effect immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against such Senior Managing Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by any Senior Managing Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; provided, that no Bank
                                                    --------
shall be liable to any Senior Managing Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Senior Managing Agent's gross negligence or willful misconduct. If any indemnity furnished to any Senior Managing Agent for any purpose shall, in the opinion of such Senior Managing Agent, be insufficient or become impaired, such Senior Managing Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

          11.08  Senior Managing Agents in Their Individual Capacities.
                 -----------------------------------------------------
Each Senior Managing Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though such Senior Managing Agent were not a Senior Managing Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, each Senior Managing Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not a Senior Managing Agent, and the terms "Bank" and "Banks" shall include each Senior Managing Agent in its individual capacity.

          11.09  Successor Senior Managing Agents.  Any Senior Managing
                 --------------------------------
Agent may resign as a Senior Managing Agent upon 20 days' notice to the Banks, provided that prior to, and as a condition of, the last remaining
       --------
Senior Managing Agent so resigning, the Required Banks shall appoint from among the Banks a successor Senior Managing Agent for the Banks subject to prior approval by Holdings (such approval not to be unreasonably withheld, provided that such Bank agrees to assume the Swingline Commitment of such
--------
Senior Managing Agent in full), whereupon such successor agent shall succeed to the rights, powers and duties of the Senior Managing Agents, and the term "Senior Managing Agents" shall include such successor agent effective upon its appointment, and the resigning Senior Managing Agent's rights, powers and duties as a Senior Managing Agent shall be terminated, without any other or further act or deed on the part of such former Senior Managing Agent or any of the parties to this Agreement. After any retiring Senior Managing Agent's resignation hereunder as a Senior Managing Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Senior Managing Agent under this Agreement.

          SECTION 12.  Miscellaneous.
                       -------------

          12.01  Payment of Expenses, etc.  The Borrower agrees to:
                 -------------------------
(i) pay all reasonable out-of-pocket costs and expenses of (x) the Senior Managing Agents, whether or not the transactions herein contemplated are consummated, in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case but of no other counsel) and (y) each Senior Managing Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each Senior Managing Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Refinancing or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such los-ses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          12.02  Right of Setoff.  In addition to any rights now or
                 ---------------
hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to either Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of either Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          12.03  Notices.  Except as otherwise expressly provided herein,
                 -------
all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

          12.04  Benefit of Agreement.  (a)  This Agreement shall be
                 --------------------
binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that no
                                                         --------
Credit Party may assign or transfer any of its interests hereunder, except to the extent any such assignment results from the consummation of a transaction permitted under Section 8.02, without the prior written consent of the Banks and provided further that the rights of each Bank to transfer,
                 -------- -------
assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 12.04, provided that
                                                           --------
nothing in this Section 12.04 shall prevent or prohibit any Bank from pledging its rights under this Agreement and/or its Loans and/or Note hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          (b) Each Bank shall have the right to transfer, assign or grant participations in all or any part of its remaining rights and obligations hereunder on the basis set forth below in this clause (b).

          (A)  Assignments.  At any time on and after May 15, 1995, each
               -----------
Bank may assign pursuant to an Assignment Agreement substantially in the form of Exhibit D-2 hereto (each, an "Assignment Agreement") all or a portion of its rights and obligations hereunder pursuant to this clause
(b)(A) to (x) one or more Banks or (y) one or more other Eligible Transferees, provided that any such assignment pursuant to clause (y) above
             --------
shall be in the aggregate amount of at least (I) in the event of an assignment relating to this Agreement only, $10,000,000, except to the extent that after giving effect to such assignment such Bank's Commitment is reduced to zero and (II) in the event of an assignment relating to this Agreement and the 364 DF Credit Agreement, $5,000,000, provided that the
                                                       --------
aggregate amount of such assignment under this Agreement and the 364 DF Credit Agreement is at least $10,000,000, except to the extent that after giving effect to such assignment such Bank's Commitment hereunder is reduced to zero. Any assignment to another Bank pursuant to this clause
(b)(A) will become effective upon the payment to the Payments Adminis trator by (I) either the assigning or the assignee Bank or (II) in the case of an assignment pursuant to Section 1.15, the Replacement Bank, of a nonrefundable assignment fee of $2,500 and the recording by the Payments Administrator of such assignment, and the resultant effects thereof on the Commitments of the assigning Bank and the assignee Bank, in the Register, the Payments Administrator hereby agreeing to effect such recordation no later than five Business Days after its receipt of a written notification by the assigning Bank and the assignee Bank of the proposed assignment, provided that the Payments Administrator shall not be required to, and
--------
shall not, so record any assignment in the Register on or after the date on which any proposed amendment, modification or supplement in respect of this Agreement has been circulated to the Banks for approval until the earlier of (x) the effectiveness of such amendment, modification or supplement in accordance with Section 12.12 or (y) 30 days following the date on which such proposed amendment, modification or supplement was circulated to the Banks. Assignments pursuant to this clause (b)(A) to any Person not theretofore a Bank hereunder will only be effective if the Payments Admin-istrator shall have received a written notice in the form of Exhibit D-1 hereto from the assigning Bank and the assignee Bank and payment of a nonrefundable assignment fee of $2,500 to the Payments Administrator (provided, that in the event of simultaneous assignments relating to this
 --------
Agreement and the 364 DF Credit Agreement, such fee shall be $2,500) by
(I) either the assigning or the assignee Bank or (II) in the case of an assignment pursuant to Section 1.15, the Replacement Bank. No later than five Business Days after its receipt of such written notice, the Payments Administrator will record such assignment, and the resultant effects thereof on the Commitment of the assigning Bank, in the Register, at which time such assignment shall become effective, provided that the Payments
                                             --------
Administrator shall not be required to, and shall not, so record any assignment in the Register on or after the date on which any proposed amendment, modification or supplement in respect of this Agreement has been circulated to the Banks for approval until the earlier of (x) the effectiveness of such amendment, modification or supplement in accordance with Section 12.12 or (y) 30 days following the date on which such proposed amendment, modification or supplement was circulated to the Banks. Upon the effectiveness of any assignment pursuant to this clause (b)(A), (x) the assignee will become a "Bank" for all purposes of this Agreement and the other Credit Documents with a Commitment as so recorded by the Payments Administrator in the Register, and to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder with respect to the portion of its Commitment being assigned and (y) if such assignment occurs after the Initial Borrowing Date, the Borrower shall issue new Notes (in exchange for the Note of the assigning Bank) to the assigning Bank (to the extent such Bank's Commitment is not reduced to zero as a result of such assignment) and to the assignee Bank, in each case to the extent requested by the assigning Bank or assignee Bank, as the case may be, in conformity with the requirements of Section 1.06 to the extent needed to reflect the revised Commitments of such Banks. The Payments Administrator will (x) notify each Letter of Credit Issuer with respect to Existing Letters of Credit within 5 Business Days of the effectiveness of any assignment hereunder and (y) prepare on the last

Business Day of each calendar quarter during which an assignment has become effective pursuant to this clause (b)(A) a new Annex I giving effect to all such assignments effected during such quarter and will promptly provide same to the Borrower and each of the Banks.

          (B)  Participations.  Each Bank may transfer, grant or assign
               --------------
participations in all or any part of such Bank's interests and obligations hereunder pursuant to this clause (b)(B) to any Eligible Transferee, provided that (i) such Bank shall remain a "Bank" for all purposes of this
--------
Agreement and the transferee of such participation shall not constitute a Bank hereunder and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would
(x) extend the final scheduled maturity of any of the Loans or the Commitment in which such participant is participating, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or Fees applicable to any of the Loans, Commitments or Letters of Credit or postpone the payment of any thereof or (z) release the Guaranty. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the granting Bank in respect of such participation to be those set forth in the agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, provided that such participant shall
                                      --------
be entitled to receive additional amounts under Sections 1.11, 1.12, 2.05 and 4.04 on the same basis as if it were a Bank. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15 and such participant shall have executed a confidentiality agreement in the form of Exhibit E hereto.

          (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower or the Guarantor to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

          (d) Each Bank initially party to this Agreement hereby represents, and each Person that becomes a Bank pursuant to an assignment permitted by the preceding clause (b)(A) will upon its becoming party to this Agreement represent, that it is an Eligible Transferee which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that, subject to the preceding clauses (a) through (c), the
--------
disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

          12.05  No Waiver; Remedies Cumulative.  No failure or delay on
                 ------------------------------
the part of any Senior Managing Agent, Payments Administrator or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between either Credit Party and any Senior Managing Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Senior Managing Agent or any Bank would otherwise have. No notice to or demand on either Credit Party in any case shall entitle either Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Senior Managing Agents or the Banks to any other or further action in any circumstances without notice or demand.

          12.06  Payments Pro Rata.  (a)  The Payments Administrator agrees
                 -----------------
that promptly after its receipt of each payment from or on behalf of either Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks pro rata based upon their respective shares, if any, of the
          --- ----
Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligations then owed and due to such Bank bears to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if all or
                                                  --------
any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07  Calculations; Computations.  (a)  The financial statements
                 --------------------------
to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Banks); provided, that, except as otherwise
                                   --------
specifically provided herein, all computations determining compliance with
Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Banks pursuant to Section 6.09, provided that in the event GAAP shall be modified
                          --------
from that in effect at the time of the preparation of such financial statements, the Borrower shall be entitled to utilize GAAP, as so modified, for purposes of such computations to the extent that (x) the Borrower gives the Banks 30 days' prior written notice of such proposed modification and
(y) prior thereto the Borrower and the Majority SMA shall have agreed upon adjustments, if any, to Sections 8.03(h), 8.04(i), 8.05, 8.07, 8.08, 8.09
and 8.10 (and the definitions used therein) the sole purpose of which shall be to give effect to such proposed change (it being understood and agreed that to the extent that the Borrower and the Majority SMA cannot agree on appropriate adjustments to such Sections (or that no adjustments are necessary), the proposed change may not be effected); and provided further,
                                                          -------- -------
that if at any time the computations determining compliance with Section 8 utilize accounting principles different from those utilized in the financial statements furnished to the Banks, such financial statements shall be accompanied by reconciliation work-sheets.

          (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          (c) All determinations of the Stated Amount of Letters of Credit and of the principal amount of Unpaid Drawings, in each case to the extent denominated in a currency other than U.S. dollars, shall be made by converting same into U.S. dollars at (x) if a Currency Agreement has been entered into by the Borrower and/or any of its Subsidiaries in connection with such Indebtedness, and is in effect at the time of such determination, the rate provided in such Currency Agreement, provided that this clause (x)
                                              --------
shall not be applicable (I) unless the Payments Administrator has received sufficient information from the Borrower to determine the exchange rate established by such Currency Agreement and the duration thereof, or (II) to any determination of the Borrower's obligation to reimburse in U.S. dollars a Drawing under a Letter of Credit denominated in a currency other than U.S. dollars, (y) in the case of a determination of the Borrower's obligation to reimburse in U.S. dollars a Drawing under a Letter of Credit denominated in a currency other than U.S. dollars, the spot exchange rate for the currency in question of the Letter of Credit Issuer on the date of such Drawing or (z) if the provisions of the foregoing clauses (x) and (y) are not applicable, the "official" exchange rate, if applicable, or the spot exchange rate for the currency in question calculated by the Payments Administrator on the last Computation Date preceding the date on which any such determination is being made and at such other times as the Payments Administrator elects to make such determination, it being understood that the Payments Administrator shall have no obligation to make any such other determinations. The Payments Administrator will promptly notify the Borrower and each Letter of Credit Issuer of its determinations hereunder.

          12.08  Governing Law; Submission to Jurisdiction; Venue.  (a)
                 ------------------------------------------------
THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND

OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and uncon-ditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the re-spective Credit Party at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably appoints Holdings as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of any Senior Managing Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against either Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in the preceding clause (a) and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          12.09  Counterparts.  This Agreement may be executed in any
                 ------------
number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Payments Administrator.

          12.10  Effectiveness.  This Agreement shall become effective on
                 -------------
the date (the "Effective Date") on which each of Holdings and the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Payments Administrator at the Payments Administrator's Office or, in the case of the Banks, shall have given to the Payments Administrator telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Payments Administrator will give Holdings and each Bank prompt written notice of the occurrence of the Effective Date.

          12.11  Headings Descriptive.  The headings of the several
                 --------------------
sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12  Amendment or Waiver.  Neither this Agreement nor any other
                 -------------------
Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks; provided, that (x)
                                                        --------
no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) with Obligations being directly affected thereby, (i) extend the scheduled final maturity of any Loan or Note, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of the Commitment of any Bank), (ii) release the Guaranty, (iii) amend, modify or waive any provision of this Section, or Section 1.11, 1.12, 1.14, 2.05, 4.04, 9.01, 11.07, 12.01, 12.02, 12.04, 12.06, 12.07(b) or 12.15, (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by either Credit Party of any of its rights and obligations under this Agreement; and (y) the financial covenants set forth in Sections 8.03(h), 8.04(i), 8.05, 8.07, 8.08, 8.09 and 8.10 (and the defined terms used therein) may be adjusted with the consent of Holdings, the Borrower and the Majority SMA to the extent provided in Sections 7.09 and 12.07(a). No provision of Section 11 may be amended or modified without the consent of any Senior Managing Agent adversely affected thereby. The obligations of Swingline Lenders to make Swingline Loans, the terms of any such Swingline Loans and the obligations of the other Banks to fund Mandatory Drawings shall not be amended or modified without the consent of the Swingline Lenders. The terms of
Section 2 shall not be amended or modified without the consent of any Letter of Credit Issuer adversely affected thereby.

          12.13  Survival.  All indemnities set forth herein including,
                 --------
without limitation, in Section 1.11, 1.12, 2.05, 4.04, 11.07 or 12.01 shall survive the execution and delivery of this Agreement and the making of the Loans, the issuances of Letters of Credit, the repayment of the Obligations and the termination of the Total Commitment.

          12.14  Domicile of Loans.  Subject to Section 12.04, each Bank
                 -----------------
may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrower
                                              --------
shall not be responsible for costs arising under Section 1.11, 1.12, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.13) to the extent not otherwise applicable to such Bank prior to such transfer.

          12.15  Confidentiality.  Subject to Section 12.04, each Bank
                 ---------------
shall hold all non-public information furnished by or on behalf of Holdings or the Borrower in connection with such Bank's evaluation of whether to become a Bank hereunder or obtained pursuant to the requirements of this Agreement, which has been identified as such by Holdings ("Confidential Information"), in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant (which shall be an Eligible Transferee) in connection with the contemplated transfer of any Loans or participations therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Bank's attorneys or independent auditors; provided,
                                                             --------
that, unless specifically prohibited by applicable law or court order, each Bank shall notify Holdings of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event
                                    --------  -------
shall any Bank be obligated or required to return any materials furnished by Holdings or any Subsidiary. Each Bank agrees that it will not provide to prospective assignees, transferees or participants any of the Confident-ial Information unless such Person has executed a Confidentiality Agreement in the form of Exhibit E.

          12.16  Waiver of Jury Trial.  Each of the parties to this
                 --------------------
Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

          SECTION 13.  Guaranty.
                       --------

          13.01  The Guaranty.  In order to induce the Banks to enter into
                 ------------
this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, the Guarantor hereby agrees with the Banks as follows: the Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Banks. If any or all of the indebtedness of the Borrower to the Banks becomes due and payable hereunder, the Guarantor unconditionally promises to pay such indebtedness to the Banks, or order, on demand, together with any and all expenses which may be incurred by the Senior Managing Agents or the Banks in collecting any of the indebtedness. The word "indebtedness" is used in this Section 13 in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Agreement and any other Credit Document, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

          13.02  Bankruptcy.  Additionally, the Guarantor unconditionally
                 ----------
and irrevocably guarantees the payment of any and all indebtedness of the Borrower to the Banks whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in
Section 9.05, and unconditionally promises to pay such indebtedness to the Banks, or order, on demand, in lawful money of the United States.

          13.03  Nature of Liability.  The liability of the Guarantor
                 -------------------
hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Senior Managing Agents or the Banks on the indebtedness which the Senior Managing Agents or such Banks repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          13.04  Independent Obligation.  The obligations of the Guarantor
                 ----------------------
hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.

          13.05  Authorization.  The Guarantor authorizes the Senior
                 -------------
Managing Agents and the Banks without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this guaranty or the indebtedness and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Senior Managing Agents and the Banks in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

          13.06  Reliance.  It is not necessary for the Senior Managing
                 --------
Agents or the Banks to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          13.07  Subordination.  Any indebtedness of the Borrower now or
                 -------------
hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Borrower to the Senior Managing Agents and the Banks; and such indebtedness of the Borrower to the Guarantor, if any Senior Managing Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by the Guarantor as trustee for the Banks and be paid over to the Banks on account of the indebtedness of the Borrower to the Banks, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty. Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          13.08  Waiver.  (a)  The Guarantor waives any right (except as
                 ------
shall be required by applicable statute and cannot be waived) to require the Senior Managing Agents or the Banks to (a) proceed against the Borrower, any other guarantor or any other party, (b) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (c) pursue any other remedy in the Senior Managing Agents' or the Banks' power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Senior Managing Agents and the Banks may, at their election, foreclose on any security held by the Senior Managing Agents or the Banks by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Senior Managing Agents and the Banks may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the indebtedness has been paid. The Guarantor waives any defense arising out of any such election by the Senior Managing Agents and the Banks, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any other party or any security. Until all indebtedness of the Borrower to the Banks shall have been paid in full, the Guarantor shall not have any right of subrogation, and waives any right to enforce any remedy which the Senior Managing Agents and the Banks now have or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Senior Managing Agents and the Banks.

          (b) The Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Senior Managing Agents and the Banks shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

          13.09  Limitation on Enforcement.  The Banks agree that this
                 -------------------------
Guaranty may be enforced only by the action of a Senior Managing Agent acting upon the instructions of the Required Banks and that no Bank shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by each Senior Managing Agent for the benefit of the Banks upon the terms of this Agreement.


                                *    *    *

                                                                                                      RJRN
                                                                                                      ANNEX III

                                                    EXISTING LETTERS OF CREDIT*
                                                      (as of March 31, 1995)

                                                  A. EUROBOND LETTERS OF CREDIT**

                                                          L/C ISSUERS                                STATED AMOUNT
SUPPORT          SUPPORTED DEBT TO                   (With maximum liability               (Specified in the currency in which
L/C NO.          WHICH L/C RELATES                       under the L/C)                           the L/C is denominated)
-----------------------------------------------------------------------------------------------------------------------------------
1            RJR NABISCO, INC.                       Dai-lchi Kangyo (25%)                        Principal (US):   $120,000,000.00
             5 3/8% Dual Currency Bonds              The Sanwa Bank (25%)                         Interest (SFR):   $11,944,444.45
             Due June 17, 2001                       Sumitomo Bank (50%)

2            RJR  NABISCO, INC.                      Dai-lchi Kangyo (25%)                        Principal (US):   $275,000,000.00
             5 3/8% Swiss Franc Bonds                The Sanwa Bank (25%)                         Interest (SFR):    $16,423,611.10
             Due October 8, 2000                     Sumitomo Bank (50%)                                            ---------------

             TOTAL                                                                                                  $423,368,055.55
                                                                                                                    ===============

       *Since March 31, 1995, Existing Letters of Credit may have been replaced or allowed to expire, and additional Letters of Credit may have been issued in the ordinary course of business and to support certain inventory financing programs.
       **Amount of interest covered by Eurobond Letters of Credit fluctuates with amount of accruals.

                                          B. OTHER STANDBY LETTERS OF CREDIT

NATIONSBANK

          Beneficiary              Fee/Rate Issue Date    Expiry         Original             Amount O/S
                                   (in b.p)                            Issue Amount          (at 3/31/95)           L/C No.
---------------------------------------------------------------------------------------------------------------------------
NATD                                 80.00    5/20/94    5/20/95      $322,400,000.00         $3,224,000.00          40545
Duke Power Company                   80.00    5/18/94   12/31/95       $13,377,033.00        $15,997,491.00          40569
State of New Hampshire               80.00     8/2/94     8/2/95          $500,000.00           $500,000.00          40637
Alabama Indus. Relations             80.00     8/2/94     8/2/95          $200,000.00           $200,000.00          40741
State of California                  80.00    11/2/94    11/2/95        $4,667,565.00         $4,667,565.00          40899
State of Minnesota                   80.00   12/13/94   12/13/95          $621,688.00           $621,688.00          41011
State of New York                    80.00     1/1/95     1/1/96        $6,478,000.00         $6,478,000.00          41073
Mich. Workers Comp                   80.00     1/3/95     1/3/96          $500,000.00           $500,000.00          41074
Illinois Ind. Commission             80.00     1/5/95     1/5/96        $5,950,000.00         $5,950,000.00          41081
                                                                                             --------------

                                                                                             $38,138,744.00

BANK OF NEW YORK

          Beneficiary              Fee/Rate Issue Date    Expiry         Original             Amount O/S
                                   (in b.p)                            Issue Amount          (at 3/31/95)           L/C No.
---------------------------------------------------------------------------------------------------------------------------

Rabobank Nederland                   77.50   12/1/94    12/1/95       $31,401,000.00         $31,401,000.00          31573
Rabobank Nederland                   77.50   12/5/94    12/5/95        $3,955,214.00          $3,955,241.00          31600
Rabobank Nederland                   77.50    1/2/95     1/2/96       $10,467,122.00         $10,467,122.00          31572

                                                                                             $45,823,363.00
                                                                                             --------------

TOTAL                                                                                        $83,962,107.00
                                                                                             ==============

                                                                 RJRN
                                                                 ANNEX IV

                    CERTAIN LITIGATION
                    ------------------

       As described on pages 6 through 12 and F-19 through F-24 of the Annual Report on Form 10-K of the Credit Parties for the fiscal year ended December 31, 1994 that was filed with the Securities and Exchange Commission.

                                                                 RJRN
                                                                 ANNEX V

                           MATERIAL SUBSIDIARIES
                           ---------------------


1.  Establecimiento Modelo Terrabusi SAIC

2.  RJR Nabisco, Inc.

3.  Nabisco Holdings Corp.

4.  R.J. Reynolds Tobacco Company

5.  Nabisco, Inc.

6.  Produtos Alimenticios Fleischmann e Royal Ltda.

7.  Nabisco Brands Limited

8.  RJR-Macdonald Inc.

9.  R.J. Reynolds Tobacco GmbH

10. R.J. Reynolds Tobacco International S.A.

11. R.J. Reynolds Tobacco International (Asia Pacific), Inc.

12. R.J. Reynolds Tobacco B.V.

13. Royal Brands, S.A.

14. Various intermediate holding companies between the Borrower and the other companies named above.

                                                                                                         RJRN
                                                                                                     ANNEX VI

                                          EXISTING LIENS
                                          --------------
                                          (In Millions)



DOMESTIC LIENS
RJR Nabisco, Inc.                  Winston-Salem S&L (NCP Annex)               Land and Building
RJR Nabisco, Inc.                  Wachovia Bank & Trust (NCP Mortgage)        Land and Building
RJR Nabisco, Inc.                  Wachovia Bank & Trust                       Certificate of Deposit


TOTAL DOMESTIC LIENS

INTERNATIONAL LIENS
RJR Mc T Co., Ltd                  Diamond Leasing                             Capitalized Leases
RJR Mc T Co., Ltd                  Ryoshin Leasing                             Capitalized Leases
RJRT B.V.                          Leasing Company                             Capitalized Leases
RJRT GMBH                          Industrie Kreditbank                        Long Term Debt
RJRTC Sdn. Bhd                     Aseam Bankers (M) Bhd.                      Capitalized Leases


TOTAL INTERNATIONAL LIENS


TOTAL LIENS



                                                                              O/S BAL
                                                                             12/31/94

DOMESTIC LIENS
RJR Nabisco, Inc.                                     11/01/1995                 $0.1
RJR Nabisco, Inc.                                     02/01/2003                  0.7
RJR Nabisco, Inc.                                      12/7/94                    0.5
                                                                          -----------

TOTAL DOMESTIC LIENS                                                             $1.3

INTERNATIONAL LIENS
RJR Mc T Co., Ltd                                                                $0.2
RJR Mc T Co., Ltd                                                                 0.1
RJRT B.V.                                                                         1.5
RJRT GMBH                                                                        31.3
RJRTC Sdn. Bhd                                                                    0.3
                                                                          -----------

TOTAL INTERNATIONAL LIENS                                                       $33.4
                                                                          -----------

TOTAL LIENS                                                                     $34.7
                                                                          ===========

                                                                                                                             RJRN
                                                                                                                        ANNEX VII

                                                       EXISTING SUBSIDIARY DEBT
                                                            (In Millions)
                                                                                                             O/S BAL
                                                                                                             12/31/94
                                                                                              -----------------------
DOMESTIC SUBSIDIARY DEBT
--------------------------------------

Letters of Credit                                                                                               $54.6
Surety Bonds                                                                                                     28.6
Contingent Obligations- Tax Bond                                                                                  1.2
Guarantees: Cress Tobacco Co. Loan                                                                               24.7
                                                                                              -----------------------

TOTAL DOMESTIC SUBSIDIARY DEBT                                                                                 $109.1



FOREIGN SUBSIDIARY DEBT
--------------------------------------

Long Term Debt                                                                                                  $77.1
Capital Leases                                                                                                    2.1
Mpm Trade Loc's                                                                                                   8.7
Short Term Credit Lines                                                                                         258.3
                                                                                              -----------------------

TOTAL FOREIGN SUBSIDIARY DEBT                           (See attached schedule)                                $346.2
                                                                                              -----------------------
TOTAL SUBSIDIARY DEBT                                                                                          $455.3
                                                                                              =======================

RJRN INTERNATIONAL CREDIT FACLITIES
IN MILLIONS (totals may not add exactly due to rounding)
                        13-Apr-95                                                         USD EQUIV
                                                                                             O/S
COMPANY NAME                         LENDER                                      CUR     4th Qtr. 94        FACILITY TYPE

CHINA-AMER. CIGARETTE CO.            BANK OF CHINA                               RMB             $9.2       S/T BANK LINE
RJ REYNOLDS FINANCE S.A.             ISTITUTO BANCARIO SAN PAOLO                 USD             $7.2       S/T BANK LINE
RJR MC T CO., LTD.                   DIAMOND LEASING                             JPY             $0.2       CAPITALIZED LEASES
RJR MC T CO., LTD.                   MITSUBISHI BANK                             JPY             $1.5       S/T BANK LINE
RJR MC T CO., LTD.                   RYOSHIN LEASING                             JPY             $0.1       CAPITALIZED LEASES
RJR MC T CO., LTD.                   YASUDA TRUST                                JPY             $1.0       S/T BANK LINE
RJR REKLAM                           CITIBANK                                    TUL             $0.1       S/T BANK LINE
RJR TOBACCO RT HUNGARY               ABN AMRO                                    HUF             $0.9       S/T BANK LINE
RJR TOBACCO RT HUNGARY               CENTRAL-EUROPEAN INT'L BK LTD.              USD             $0.5       S/T BANK LINE
RJR TOBACCO RT HUNGARY               CITIBANK                                    HUF             $3.2       S/T BANK LINE
RJR TUTUN SANAYI A.S.                CHEMICAL                                    TUL             $0.2       S/T BANK LINE
RJR TUTUN SANAYI A.S.                CITIBANK                                    TUL             $0.9       S/T BANK LINE
RJR TUTUN SANAYI A.S.                CITIBANK                                    USD            $29.0       LONG TERM DEBT
RJR TUTUN SANAYI A.S.                RJR MACDONALD, INC.                         USD             $9.0       LONG TERM DEBT
RJR TUTUN SANAYI A.S.                YAPI KREDI BANK                             TUL            $14.7       S/T BANK LINE
RJR-MACDONALD INC.                   CANADIAN IMPERIAL BANK OF COM.              CAD             $0.4       S/T BANK LINE
RJR-MACDONALD INC.                   COMMERCIAL PAPER INVESTORS                  CAD            $83.6       S/T BANK LINE
RJRT B.V.                            LEASING COMPANY                             NGL             $1.5       CAPITALIZED LEASES
RJRT GMBH                            DEUTSCHE BANK AG                            DEM            $32.3       S/T BANK LINE
RJRT GMBH                            ELSASS B/ SOCIETE GENERALE                  DEM            $19.4       S/T BANK LINE
RJRT GMBH                            INDUSTRIE KREDITBANK (IDI)                  DEM             $3.4       LONG TERM DEBT
RJRT GMBH                            INDUSTRIE KREDITBANK (IDI)                  DEM             $2.7       LONG TERM DEBT
RJRT GMBH                            INDUSTRIE KREDITBANK (IDI)                  DEM             $3.2       LONG TERM DEBT
RJRT GMBH                            INDUSTRIE KREDITBANK (IDI)                  DEM             $8.8       LONG TERM DEBT
RJRT GMBH                            INDUSTRIE KREDITBANK (IDI)                  DEM             $7.8       LONG TERM DEBT
RJRT GMBH                            INDUSTRIE KREDITBANK (IDI)                  DEM             $5.6       LONG TERM DEBT
RJRT GMBH                            INDUSTRIE KREDITBANK (IDI)                  DEM             $7.8       LONG TERM DEBT
RJRT GMBH                            WESTDEUTCHE - LANDESBANK                    DEM            $29.0       S/T BANK LINE
RJRT GMBH - BELGIUM BR.              BANQUE BRUXELLLES LAMBERT                   BEF             $0.7       NON-TRADE LC'S-OTHER
RJRT GMBH - BELGIUM BR.              KREDIETBANK                                 BEF             $0.3       S/T BANK LINE
RJRT GMBH - BELGIUM BR.              KREDIETBANK                                 BEF             $8.0       NON-TRADE LC'S-OTHER
RJRTC SDN. BHD.                      ASEAM BANKERS (M) BHD.                      MYR             $0.3       CAPITALIZED LEASES
RJRTI (AP) JAPAN BRANCH              MITSUBISHI BANK                             JPY            $51.2       S/T BANK LINE
RJRTI-KOREA                          CITIBANK                                    USD             $2.5       S/T BANK LINE
R.J. REYNOLDS ITALIA S.R.L.          MONTE DEI PASCHI DI SIENA                   ITL             $0.3       S/T BANK LINE
WORLDWIDE BRANDS INC.                BANK OF AMERICA                             USD             $0.1       S/T BANK LINE
CANADA SHORT TERM LINES
FUNGIBLE SHORT TERM LINES

                                     GRAND TOTALS:                                             $346.2